                                                                     EXHIBIT 2.2




                          AGREEMENT AND PLAN OF MERGER

                                     BETWEEN

                             PATTERSON ENERGY, INC.

                                       AND

                                UTI ENERGY CORP.




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                                TABLE OF CONTENTS

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ARTICLE I THE MERGER..............................................................................................1
         SECTION 1.1  The Merger..................................................................................1
         SECTION 1.2  Effective Time..............................................................................1
         SECTION 1.3  Effects of the Merger.......................................................................2
         SECTION 1.4  Certificate of Incorporation................................................................2
         SECTION 1.5  Bylaws......................................................................................2
         SECTION 1.6  Directors...................................................................................2
         SECTION 1.7  Conversion of Securities....................................................................2
         SECTION 1.8  Surviving Corporation to Make Certificates Available........................................3
         SECTION 1.9  Dividends; Transfer Taxes...................................................................4
         SECTION 1.10  No Fractional Shares.......................................................................4
         SECTION 1.11  Return of Exchange Fund....................................................................5
         SECTION 1.12  Adjustment of Exchange Ratio...............................................................5
         SECTION 1.13  No Further Ownership Rights in UTI Common Stock............................................5
         SECTION 1.14  Closing of UTI Transfer Books..............................................................5
         SECTION 1.15  Further Assurances.........................................................................5
         SECTION 1.16  Closing....................................................................................6
ARTICLE II REPRESENTATIONS AND WARRANTIES OF PEC..................................................................6
         SECTION 2.1  Organization, Standing and Power............................................................6
         SECTION 2.2  Capital Structure...........................................................................6
         SECTION 2.3  Authority; Non-Contravention................................................................7
         SECTION 2.4  SEC Documents...............................................................................9
         SECTION 2.5  Engineering Reports.........................................................................9
         SECTION 2.6  S-4 Registration Statement and Joint Proxy Statement.......................................10
         SECTION 2.7  Absence of Material Adverse Change.........................................................10
         SECTION 2.8  No Undisclosed Material Liabilities........................................................12
         SECTION 2.9  Accounting and Tax Matters.................................................................12
         SECTION 2.10  Taxes.....................................................................................12
         SECTION 2.11  Title to Property.........................................................................13
         SECTION 2.12  Employee Benefit Plans....................................................................13
         SECTION 2.13  Labor Matters.............................................................................15
         SECTION 2.14  Environmental Matters.....................................................................16
         SECTION 2.15  Agreements................................................................................17
         SECTION 2.16  Litigation................................................................................17
         SECTION 2.17  Governmental Licenses and Permits; Compliance with Law....................................17
         SECTION 2.18  Required Vote of PEC Stockholders.........................................................18
         SECTION 2.19  PEC Action................................................................................18
         SECTION 2.20  Opinion of Financial Advisors.............................................................18
         SECTION 2.21  Brokers...................................................................................18
         SECTION 2.22  Takeover Statutes.........................................................................18
ARTICLE III REPRESENTATIONS AND WARRANTIES OF UTI................................................................19
         SECTION 3.1  Organization, Standing and Power...........................................................19
         SECTION 3.2  Capital Structure..........................................................................19
         SECTION 3.3  Authority; Non-Contravention...............................................................19
         SECTION 3.4  SEC Documents..............................................................................20
         SECTION 3.5  Intentionally left blank...................................................................21
         SECTION 3.6  S-4 Registration Statement and Joint Proxy Statement.......................................21
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         SECTION 3.7  Absence of Material Adverse Change.........................................................21
         SECTION 3.8  No Undisclosed Material Liabilities........................................................23
         SECTION 3.9  Accounting and Tax Matters.................................................................23
         SECTION 3.10  Taxes.....................................................................................23
         SECTION 3.11  Title to Property.........................................................................24
         SECTION 3.12  Employee Benefit Plans; Employment Agreements.............................................24
         SECTION 3.13  Labor Matters.............................................................................26
         SECTION 3.14  Environmental Matters.....................................................................26
         SECTION 3.15  Agreements................................................................................27
         SECTION 3.16  Litigation................................................................................27
         SECTION 3.17  Governmental Licenses and Permits; Compliance with Law....................................28
         SECTION 3.18  Required Vote of UTI Stockholders.........................................................28
         SECTION 3.19  UTI Action................................................................................28
         SECTION 3.20  Section 203 of the DGCL Not Applicable....................................................28
         SECTION 3.21  Opinion of Financial Advisor..............................................................28
         SECTION 3.22  Brokers...................................................................................28
ARTICLE IV COVENANTS RELATING TO CONDUCT OF BUSINESS.............................................................29
         SECTION 4.1  Conduct of Business Pending the Merger.....................................................29
         SECTION 4.2  No Solicitation............................................................................31
         SECTION 4.3  No Solicitation............................................................................32
         SECTION 4.4. Accounting and Tax Matters.................................................................34
ARTICLE V ADDITIONAL AGREEMENTS..................................................................................34
         SECTION 5.1  Stockholder Approval.......................................................................34
         SECTION 5.2  S-4 Registration Statement and Joint Proxy Statement.......................................35
         SECTION 5.3  Access to Information......................................................................35
         SECTION 5.4  Compliance with the Securities Act; Pooling of Interests...................................36
         SECTION 5.5  Nasdaq National Market.....................................................................36
         SECTION 5.6  Expenses...................................................................................36
         SECTION 5.7  UTI Stock Options; UTI Stock Plans.........................................................37
         SECTION 5.8  UTI Warrants...............................................................................37
         SECTION 5.9  Reasonable Efforts.........................................................................38
         SECTION 5.10  Public Announcements......................................................................38
         SECTION 5.11  Indemnification; Directors and Officers Insurance.........................................38
         SECTION 5.12  Employee Benefits.........................................................................39
         SECTION 5.13  Takeover Statutes.........................................................................39
         SECTION 5.14  Tax Matters...............................................................................40
         SECTION 5.15  Registration Rights Relating to UTI Common Stock..........................................40
         SECTION 5.16  Letter of UTI's Accountants...............................................................40
         SECTION 5.17  Letter of PEC's Accountants...............................................................40
         SECTION 5.18  Legal Conditions to Merger................................................................40
         SECTION 5.19  Third Party Standstill Agreements.........................................................42
ARTICLE VI CONDITIONS PRECEDENT TO THE MERGER....................................................................42
         SECTION 6.1  Conditions to Each Party's Obligation to Effect the Merger.................................42
         SECTION 6.2  Conditions to Obligations of UTI...........................................................43
         SECTION 6.3  Conditions to Obligations of PEC...........................................................46
ARTICLE VII TERMINATION, AMENDMENT AND WAIVER....................................................................48
         SECTION 7.1  Termination By Mutual Consent..............................................................48
         SECTION 7.2  Termination by Either PEC or UTI...........................................................48
         SECTION 7.3  Termination by UTI.........................................................................49
         SECTION 7.4  Termination By PEC.........................................................................49
         SECTION 7.5  Effect of Termination and Abandonment......................................................50
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         SECTION 7.6  Amendment..................................................................................51
         SECTION 7.7  Waiver.....................................................................................52
ARTICLE VIII GENERAL PROVISIONS..................................................................................52
         SECTION 8.1  Survival...................................................................................52
         SECTION 8.2  Notices....................................................................................52
         SECTION 8.3  Interpretation.............................................................................53
         SECTION 8.4  Counterparts...............................................................................53
         SECTION 8.5  Entire Agreement; No Third-Party Beneficiaries.............................................53
         SECTION 8.6  Governing Law..............................................................................53
         SECTION 8.7  Assignment.................................................................................53
         SECTION 8.8  Severability...............................................................................54
         SECTION 8.9  Enforcement of This Agreement..............................................................54
         SECTION 8.10  Jurisdiction and Venue....................................................................54


EXHIBIT I(A)        Affiliate Agreement
EXHIBIT I(B)        Affiliate Agreement
EXHIBIT II          UTI Energy Corp. Stock Option Assumption Agreement

                          AGREEMENT AND PLAN OF MERGER


                  AGREEMENT AND PLAN OF MERGER, dated as of February 4, 2001 (this "Agreement"), between PATTERSON ENERGY, INC., a Delaware corporation ("PEC"), and UTI ENERGY CORP., a Delaware corporation ("UTI") (PEC and UTI being hereinafter collectively referred to as the "Constituent Corporations").

                                   WITNESSETH:

                  WHEREAS, the respective Boards of Directors of PEC and UTI have approved and declared fair to and advisable and in the best interests of their respective stockholders the merger of PEC and UTI (the "Merger"), upon the terms and subject to the conditions set forth herein, whereby the issued and outstanding shares of Common Stock, par value $0.001 per share, of UTI ("UTI Common Stock") not owned directly by UTI, will be converted into shares of Common Stock, par value $.01 per share, of PEC ("PEC Common Stock" or "Surviving Corporation Common Stock");

                  WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

                  WHEREAS, it is intended that the Merger shall be recorded for accounting purposes as a pooling of interests, but such accounting treatment is not a condition to the Merger; and

                  WHEREAS, PEC and UTI desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

                  NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties agree as follows:

                                    ARTICLE I

                                   THE MERGER

                  SECTION 1.1 The Merger. Upon the terms and subject to the conditions hereof, and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), UTI shall be merged with and into PEC at the Effective Time (as hereinafter defined). Following the Merger, the separate corporate existence of UTI shall cease and PEC shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of UTI in accordance with the DGCL.

                  SECTION 1.2 Effective Time. The Merger shall become effective when the Certificate of Merger (the "Certificate of Merger"), executed in accordance with the relevant provisions of the DGCL, is filed with the Secretary of State of the State of Delaware, provided, however, that, upon mutual consent of the Constituent Corporations, the Certificate of Merger may provide for a later date of effectiveness of the Merger not more than 30 days after the date the Certificate of Merger is filed. When used in this Agreement, the term "Effective Time" shall mean the later of the date and time at which the Certificate of Merger is accepted for record or such later time established by the Certificate of Merger. The filing of the Certificate of Merger shall be made as soon as practicable after the satisfaction or waiver of the conditions to the Merger set forth herein.

                  SECTION 1.3 Effects of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL.

                  SECTION 1.4 Certificate of Incorporation. The Certificate of Incorporation, as amended, of PEC, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law, except that Article First shall be amended to change the name of the Surviving Corporation to Patterson-UTI Energy, Inc. and Article Fourth shall be amended to increase the number of authorized shares of PEC common Stock from 50,000,000 shares to 150,000,000 shares, with the first sentence of Article Fourth amended to read in its entirety as follows:

                           "The total number of shares of stock that the
                  Corporation shall have authority to issue is one hundred and fifty-one million (151,000,000) shares, of which one hundred and fifty million (150,000,000 shares shall be Common Stock, having a par value of $0.01 per share, and one million (1,000,000) shares shall be Preferred Stock, having a par value of $0.01 per share."

                  SECTION 1.5 Bylaws. The Bylaws of PEC, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein by applicable law.

                  SECTION 1.6 Directors. At the Effective Time, the number of directors comprising the full Board of Directors of the Surviving Corporation shall be increased to eleven members, with six members to be designated by the PEC Board of Directors and five members to be designated by the UTI Board of Directors, with such eleven members to be the directors of the Surviving Corporation until their respective successors have been duly elected or appointed in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation or by applicable law.

                  SECTION 1.7 Conversion of Shares. As of the Effective Time, by virtue of the Merger and without any action on the part of any stockholder of
UTI:

                  (a) All shares of UTI Common Stock that are held in the treasury of UTI shall be canceled and no capital stock of PEC or other consideration shall be delivered in exchange therefor.

                  (b) Subject to the provisions of Sections 1.10 and 1.12 hereof, each share of UTI Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 1.7(a)) shall be converted into 1.0 share (the



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"Exchange Ratio") of validly issued, fully paid and nonassessable share of
Common Stock, par value $0.01 per share, of Surviving Corporation Common Stock. Pursuant to the Rights Agreement between PEC and Continental Stock Transfer & Trust Company, as Rights Agent, dated January 2, 1997 ("PEC Rights Agreement"), each share of Surviving Corporation Common Stock shall be accompanied by a right under the Surviving Corporation Rights Agreement. All such shares of UTI Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and each holder of a Certificate (as defined in Section 1.8(a)) representing any such shares shall cease to have any rights with respect thereto, except the right to receive certain dividends and other distributions as contemplated by Section 1.9 and shares of Surviving Corporation Common Stock and any cash, without interest, in lieu of fractional shares to be issued or paid in consideration therefor upon the surrender of such Certificate in accordance with Section 1.8.

                  (c) Each then outstanding share of Surviving Corporation Common Stock shall continue to be an issued and outstanding share of Surviving Corporation Common Stock, and any share of Surviving Corporation Common Stock held in PEC's treasury immediately prior to the Effective Time and not issued in the Merger shall continue to be held in the treasury of PEC at the Effective Time.

                  SECTION 1.8 Surviving Corporation to Make Certificates Available.

                  (a) Exchange of Certificates. PEC and UTI shall authorize Continental Stock Transfer & Trust Company, New York, New York (or such other person or persons as shall be reasonably acceptable to PEC and UTI) to act as Exchange Agent hereunder (the "Exchange Agent"). As soon as practicable after the Effective Time, Surviving Corporation shall deposit with the Exchange Agent for the benefit of the holders of certificates, which immediately prior to the Effective Time represented shares of UTI Common Stock (the "Certificates"), certificates representing the shares of Surviving Corporation Common Stock (such shares of Surviving Corporation Common Stock, together with any dividends or distributions with respect thereto payable as provided in Section 1.9, being hereinafter referred to as the "Exchange Fund") issuable pursuant to Section 1.7(c) in exchange for outstanding shares of UTI Common Stock and associated rights.

                  (b) Exchange Procedures. Promptly after the Effective Time, the Exchange Agent shall mail to each holder of record of a Certificate whose shares were converted pursuant to Section 1.7 into shares of Surviving Corporation Common Stock a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual and proper delivery of the Certificates to the Exchange Agent and shall contain instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Surviving Corporation Common Stock and shall be in such form and contain such other provisions as PEC and UTI may reasonably specify). Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Surviving Corporation Common Stock which such holder has the right to receive pursuant to this Article I, and the Certificate so surrendered shall forthwith be canceled. Until surrendered as contemplated by this Section 1.8, each Certificate shall, at and after the Effective Time, be deemed to represent only the right to



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receive, upon surrender of such Certificate, the certificate representing the appropriate number of shares of Surviving Corporation Common Stock, cash in lieu of fractional shares, if any, as provided in Section 1.10 and certain dividends and other distributions as contemplated by Section 1.9.

                  SECTION 1.9 Dividends; Transfer Taxes. No dividends or other distributions that may be declared on or after the Effective Time on Surviving Corporation Common Stock or are payable to the holders of record thereof on or after the Effective Time will be paid to persons entitled by reason of the Merger to receive certificates representing Surviving Corporation Common Stock until such persons surrender their Certificates, as provided in Section 1.8, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 1.10 until such holder of such Certificate shall so surrender such Certificate. Subject to the effect of applicable law, there shall be paid to the record holder of the certificates representing such Surviving Corporation Common Stock (i) at the time of such surrender or as promptly as practicable thereafter, the amount of any dividends or other distributions theretofore paid with respect to whole shares of such Surviving Corporation Common Stock and having a record date on or after the Effective Time and a payment date prior to such surrender and (ii) at the appropriate payment date or as promptly as practicable thereafter, the amount of dividends or other distributions payable with respect to whole shares of Surviving Corporation Common Stock and having a record date on or after the Effective Time but prior to surrender and a payment date subsequent to surrender. In no event shall the person entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions. If any cash or certificate representing shares of Surviving Corporation Common Stock is to be paid to or issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such shares of Surviving Corporation Common Stock in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

                  SECTION 1.10 No Fractional Shares. No certificates or scrip representing fractional shares of Surviving Corporation Common Stock shall be issued upon the surrender for exchange of Certificates pursuant to this Article I, and no PEC dividend or other distribution or stock split or combination shall relate to any fractional security, and such fractional interests shall not entitle the owner thereof to vote or to any rights of a security holder of PEC. In lieu of any such fractional securities, each holder of shares of UTI Common Stock who would otherwise have been entitled to receive a fraction of a share of Surviving Corporation Common Stock (after taking into account all shares of UTI Common Stock then held of record by such holder) shall receive cash (without interest) in an amount equal to the product of such fractional part of a share of UTI Common Stock multiplied by the Closing Price. As used in this Agreement,
(i) "Closing Price" means the average of the midpoint of the daily high and low trading prices of Surviving Corporation Common Stock, rounded to four decimal places, as reported under Nasdaq National Market Issues Reports in The Wall Street Journal for each of the first 20 consecutive Trading Days in the period commencing twenty-five (25) Trading Days prior to the date of the Closing



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and (ii) "Trading Day" means a day on which the National Association of
Securities Dealers, Inc. National Market ("Nasdaq National Market") is open for trading.

                  SECTION 1.11 Return of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the former stockholders of UTI for one year after the Effective Time shall be delivered to Surviving Corporation, upon demand of Surviving Corporation, and any former stockholders of UTI who have not theretofore complied with this Article I shall thereafter look only to Surviving Corporation for payment of their claim for Surviving Corporation Common Stock, any cash in lieu of fractional shares of Surviving Corporation Common Stock and any dividends or distributions with respect to Surviving Corporation Common Stock. None of PEC, UTI nor the Surviving Corporation shall be liable to any holder of shares of UTI Common Stock for shares (or dividends or distributions with respect thereto) or cash in lieu of fractional shares of Surviving Corporation Common Stock delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  SECTION 1.12 Adjustment of Exchange Ratio. In the event of any reclassification, recapitalization, stock split, stock combination, stock dividend or share exchange with respect to PEC Common Stock or UTI Common Stock, as the case may be, (or if a record date with respect to any of the foregoing should occur) prior to the Effective Time, appropriate and proportionate adjustments, if any, shall be made to the Exchange Ratio, and all references to the Exchange Ratio in this Agreement shall be deemed to be to the Exchange Ratio as so adjusted.

                  SECTION 1.13 No Further Ownership Rights in UTI Common Stock. All shares of Surviving Corporation Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms hereof (including any cash paid pursuant to Sections 1.9 or 1.10) shall be deemed to have been issued in full satisfaction of all rights pertaining to the shares of UTI Common Stock, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distribution with a record date prior to the Effective Time which may have been declared or made by UTI on such shares of UTI Common Stock in accordance with the terms of this Agreement.

                  Section 1.14 Closing of UTI Transfer Books. At the Effective Time, the stock transfer books of UTI shall be closed and no transfer of shares of UTI Common Stock shall thereafter be made. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged as provided in this Article I.

                  SECTION 1.15 Further Assurances. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the Constituent Corporations, or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either of the Constituent Corporations in the Merger, all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of such Constituent Corporations, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of such Constituent Corporation and otherwise to carry out the purposes of this Agreement.

                  SECTION 1.16 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Baker & Hostetler LLP, 1000 Louisiana, Suite 2000, Houston, Texas 77002-5009, at 10:00 a.m. local time, on the second business day after the day on which the last of the conditions set forth in Article VI hereof shall have been fulfilled or waived or at such other time and place as PEC and UTI shall agree.

                                   ARTICLE II

                      REPRESENTATIONS AND WARRANTIES OF PEC

                  PEC represents and warrants to UTI as follows:

                  SECTION 2.1 Organization, Standing and Power. PEC is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each Subsidiary of PEC is a limited liability company or a limited liability limited partnership duly organized validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite limited liability company or limited partnership power and authority, as the case may be, to own and operate its properties and to carry on its business as now being conducted. PEC and each of its Subsidiaries is duly qualified to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on PEC. For purposes of this Agreement
(a) "Material Adverse Change" or "Material Adverse Effect" means, when used with respect to PEC or UTI, as the case may be, any change or effect that is or, so far as can reasonably be determined, is likely to be materially adverse to the assets, properties, condition (financial or otherwise), business or results of operations of PEC and its Subsidiaries taken as a whole or UTI and its Subsidiaries taken as a whole, as the case may be, and (b) "Subsidiary" means any corporation, partnership, joint venture, limited liability company or other legal entity of which PEC or UTI, as the case may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity. Section 2.1 of the disclosure statement of PEC dated as of the date hereof previously furnished to UTI (the "PEC Disclosure Schedule") contains a list of PEC's Subsidiaries.

                  SECTION 2.2 Capital Structure. As of the date hereof, the authorized capital stock of PEC consists of 50,000,000 shares of PEC Common Stock and 1,000,000 shares of Preferred Stock, par value $0.01 per share ("PEC Preferred Stock"). Except as set forth in Section 2.2 of the PEC Disclosure Schedule, all of the outstanding equity securities of each Subsidiary of PEC is owned by PEC directly or indirectly, free and clear of any Lien (as defined



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

in Section 2.10), including any restriction on the right to vote, sell or otherwise dispose of such equity securities. At the close of business on February 2, 2001, (i) 38,014,326 shares of PEC Common Stock were validly issued and outstanding, fully paid and nonassessable and free of preemptive rights,
(ii) 1,792,520 shares of PEC Common Stock were reserved for issuance upon the exercise of options for PEC Common Stock then outstanding under the PEC 1993 Stock Incentive Plan and Non-Employee Directors' Stock Option Plan (collectively, the "PEC Stock Plans"), (iii) 30,900 additional shares of PEC Common Stock were reserved for issuance under the PEC Stock Plans, (iv) 127,000 shares of PEC Common Stock were reserved for issuance upon the exercise of warrants granted as partial consideration for certain acquired drilling assets (the "PEC Warrants") (v) 300,000 shares of PEC Common Stock were held by PEC in its treasury, and (vi) no shares of PEC Preferred Stock were issued and outstanding or reserved for issuance. There are no outstanding stock appreciation rights ("SARs"). PEC Common Stock is designated as a national market security on an interdealer quotation system by the National Association of Securities Dealers, Inc. All of the shares of Surviving Corporation Common Stock issuable in exchange for UTI Common Stock at the Effective Time in accordance with this Agreement and issuable upon exercise of Substituted Options (as defined in Section 5.7) or Substituted Warrants (as defined in Section 5.8) will be, when so issued, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights. Except for options granted pursuant to the PEC Stock Plans, the PEC Warrants and the Rights issued pursuant to the PEC Rights Agreement, there are no options, warrants, rights, commitments, agreements, arrangements or undertakings of any kind to which PEC or any of its Subsidiaries is a party or by which any of them is bound obligating PEC or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional equity securities or other voting securities of PEC or of any of its Subsidiaries. True and correct copies of all agreements, instruments and other governing documents relating to the PEC Stock Plans and the PEC Rights Agreement have been furnished to UTI.

                  SECTION 2.3 Authority; Non-Contravention. The Board of Directors of PEC has declared the Merger and an amendment to PEC's Certificate of Incorporation to increase the number of authorized shares of PEC Common Stock to 150,000,000 shares (the "Charter Amendment") fair to and advisable and in the best interests of the stockholders of PEC. PEC has all requisite power and authority to enter into this Agreement and, subject to the approval of the Merger and the Charter Amendment by the stockholders of PEC, to consummate the Merger and the other transactions contemplated hereby. The execution and delivery by PEC of this Agreement and any Stock Option Assumption Agreements (as defined in Section 5.7) or Warrant Assumption Agreements (as defined in Section 5.8) and the consummation by PEC of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of PEC, subject to such approval of the Merger and the Charter Amendment by the stockholders of PEC. This Agreement has been duly executed and delivered by PEC and (assuming the valid authorization, execution and delivery of this Agreement by UTI) constitutes a valid and binding obligation of PEC enforceable against PEC in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). The Merger, the Charter Amendment and the filing of a registration statement with the SEC by PEC on Form S-4 under the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "Securities Act"), for the purpose of registering the shares of PEC Common Stock to be issued in the Merger (together with any amendments or supplements thereto, the "S-4 Registration Statement"), and the filing of a registration statement with the SEC by PEC on Form S-8 under the Securities Act for the purpose of registering the shares of PEC Common Stock issuable upon exercise of the Substituted Options (as hereinafter defined in Section 5.7) have been duly authorized by PEC's Board of Directors. Except as set forth in Section 2.3 of the PEC Disclosure Schedule, the execution and delivery of this Agreement or any Stock Option Assumption Agreements or Warrant Assumption Agreements, do not or will not, as the case may be, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of PEC or any of its Subsidiaries under, any provision of
(i) the Restated Certificate of Incorporation, as amended, or Bylaws (true and complete copies of which as of the date hereof have been delivered to UTI) of PEC or any provision of the comparable charter or organization documents of any of its Subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to PEC or any of its Subsidiaries or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to PEC or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (ii) or (iii), any such conflicts, violations, defaults, rights, losses, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on PEC, materially impair the ability of PEC to perform its obligations hereunder or under the Stock Option Assumption Agreements or Warrant Assumption Agreements, or prevent the consummation of any of the transactions contemplated hereby or thereby. Except as set forth in Section 2.3 of the PEC Disclosure Schedule, no filing or registration with, or authorization, consent or approval of, any domestic (federal and state), foreign or supranational court, commission, governmental body, regulatory agency, authority or tribunal (a "Governmental Entity") is required by or with respect to PEC or any of its Subsidiaries in connection with the execution and delivery of this Agreement by PEC or is necessary for the consummation by PEC of the Merger and the other transactions contemplated by this Agreement and the issuance of PEC Common Stock pursuant to the Stock Option Assumption Agreements or Warrant Assumption Agreements, except for (i) in connection, or in compliance, with the provisions of the Securities Act and the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act"), (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and recording of the Certificate of Merger in the appropriate county in Delaware after the filing thereof with the Secretary of State of the State of Delaware and the filing or recording of appropriate documents with the relevant authorities of other states in which UTI is qualified to do business, (iii) such filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or the transactions contemplated by this Agreement, (iv) such filings as may be required in connection with applicable taxes, (v) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the corporation, takeover or "Blue Sky" laws of various states,
(vi) such filings and approvals as may be required under Hart-Scott-Rodino Antitrust

Improvements Act of 1976 (the "HSR Act"), and (vii) such other consents, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on PEC, materially impair the ability of PEC to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

                  SECTION 2.4 SEC Documents. PEC has filed all required documents with the SEC since January 1, 1998 (the "PEC SEC Documents"). As of their respective dates, the PEC SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and none of the PEC SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of PEC included in the PEC SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present the consolidated financial position of PEC and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and statements of cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein). There is no liability or obligation of any kind, whether accrued, absolute, fixed or contingent, of PEC or any Subsidiary of PEC which is required by generally accepted accounting principles to be reflected or reserved against or otherwise disclosed in the most recent financial statements of PEC included in the PEC SEC Documents which is not so reflected or reserved against that individually or in the aggregate would have a Material Adverse Effect on PEC. For purposes of this Agreement, "PEC Balance Sheet" means the consolidated balance sheet as of September 30, 2000, set forth in PEC's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000, and "PEC Balance Sheet Date" means September 30, 2000.

                  SECTION 2.5 Engineering Reports. All information supplied to
M. Brian Wallace, an independent petroleum engineer, by or on behalf of PEC and its Subsidiaries that was material to such engineer's review of PEC's estimates of oil and gas reserves attributable to the Oil and Gas Interests (as defined below) of PEC and its Subsidiaries in connection with the preparation of the oil and gas reserve engineering report concerning the Oil and Gas Interests of PEC and its Subsidiaries as of December 31, 1999, reviewed by M. Brian Wallace (the "PEC Engineering Report") was (at the time supplied or as modified or amended prior to the issuance of the PEC Engineering Report) true and correct in all material respects. For purposes of this Agreement "Oil and Gas Interests" means, when used with respect to PEC and each of its Subsidiaries, direct and indirect interests in and rights with respect to oil, gas, helium, carbon dioxide, mineral, and related properties and assets of any kind and nature, direct or indirect, including working, royalty and overriding royalty interests, production payments, operating rights, net profit interests, other nonworking interests, and nonoperating interests; all interests in and rights with respect to oil, condensate, gas, casing-head gas, helium, carbon dioxide and other liquid or gaseous hydrocarbons (collectively, "Hydrocarbons") and other minerals or revenues therefrom and all contracts in connection therewith and claims and rights thereto (including all oil and gas leases, operating agreements, unitization and pooling agreements and orders, division orders, transfer orders, mineral deeds, royalty deeds, oil and gas sales, exchange and processing contracts and agreements, and in each case, interests thereunder), surface interests, fee interests, reversionary interests, reservations, and concessions; all easements, rights of way, licenses, permits, leases, and other interests associated with, appurtenant to, or necessary for the operation of any of the foregoing; and all interests in equipment and machinery (including well equipment and machinery), oil and gas production, gathering, transmissions, treating, processing, and storage facilities (including tanks, tank batteries, pipelines, and gathering systems), pumps, water plants, electric plants, gasoline and gas processing plants, refineries, and other tangible personal property and fixtures associated with, appurtenant to, or necessary for the operation of any of the foregoing. Except for changes in classification or values of oil and gas reserve or property interests that occurred in the ordinary course of business since December 31, 1999, and except for changes (including changes in commodity prices) generally affecting the oil and gas industry on a nationwide basis, there has been no Material Adverse Change in respect of PEC regarding the matters addressed in the PEC Engineering Report.

                  SECTION 2.6 S-4 Registration Statement and Joint Proxy Statement. None of the information to be supplied by PEC for inclusion or incorporation by reference in the S-4 Registration Statement or the joint proxy statement (together with any amendments or supplements thereto, the "Joint Proxy Statement") relating to the Stockholder Meetings (as defined in Section 5.1) will (i) in the case of the S-4 Registration Statement, at the time it becomes effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) in the case of the Joint Proxy Statement, at the time of the mailing of the Joint Proxy Statement and at the time of the Stockholder Meetings, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to PEC, its officers and directors or any of its Subsidiaries shall occur which is required to be described in the Joint Proxy Statement or the S-4 Registration Statement, such event shall be so described, and an amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of UTI and PEC. The S-4 Registration Statement will comply (with respect to PEC and its Subsidiaries) as to form in all material respects with the provisions of the Securities Act, and the Joint Proxy Statement will comply (with respect to PEC and its Subsidiaries) as to form in all material respects with the provisions of the Exchange Act. No representation or warranty is made by PEC in this Section
2.6 with respect to statements made or incorporated by reference therein based on information supplied by UTI for inclusion or incorporation by reference in the Joint Proxy Statement or S-4 Registration Statement.

                  SECTION 2.7 Absence of Material Adverse Change. Except as disclosed in the PEC SEC Documents filed with the SEC prior to the date hereof, since the PEC Balance Sheet Date, PEC and its Subsidiaries have conducted their business in the ordinary course consistent with past practice and there has not been:

                  (a) through the date of this Agreement, any event, occurrence or development which, individually or in the aggregate, has caused or would be reasonably likely to cause a

Material Adverse Change with respect to PEC (other than changes in generally accepted accounting principles or interpretations thereof that the oil and gas contract drilling industry or oil and gas industry generally or changes in general economic conditions that affect either of those industries on a nationwide basis);

                  (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of PEC or any repurchase, redemption or other acquisition by PEC or any Subsidiary of PEC of any amount of outstanding shares of capital stock or other equity securities of, or other ownership interests in, PEC or any Subsidiary of PEC;

                  (c) any amendment of any term of any outstanding security of PEC or any Subsidiary of PEC that would materially increase the obligations of PEC or such Subsidiary under such security;

                  (d) (x) any incurrence or assumption by PEC or any Subsidiary of PEC of any indebtedness for borrowed money other than under existing credit facilities (or any renewals, replacements or extensions thereof that do not materially increase the commitments thereunder) in the ordinary course of business consistent with past practices (it being understood that any indebtedness incurred prior to the date hereof in respect of capital expenditures shall be considered to have been in the ordinary course of business consistent with past practice), or (y) any guarantee, endorsement or other incurrence or assumption of liability (whether directly, contingently or otherwise) by PEC or any Subsidiary of PEC for the obligations of any other Person (other than any Subsidiary of PEC), other than in the ordinary course of business consistent with past practice or in connection with obligations of PEC and its Subsidiaries assumed at the Effective Time;

                  (e) any creation or assumption by PEC or any Subsidiary of PEC of any Lien on any material asset of PEC or any Subsidiary of PEC other than in the ordinary course of business consistent with past practices;

                  (f) any making of any loan, advance or capital contribution to or material investment in any Person by PEC or any Subsidiary of PEC other than
(i) loans, advances or capital contributions to or investments in wholly-owned Subsidiaries of PEC;

                  (g) (i) any contract or agreement entered into by PEC or any Subsidiary of PEC on or prior to the date hereof relating to any material acquisition or disposition of any assets or business or (ii) any modification, amendment, assignment, termination or relinquishment by PEC or any Subsidiary of PEC of any contract, license or other right (including any insurance policy naming it as a beneficiary or a loss payable payee) that would be reasonably likely to have a Material Adverse Effect on PEC, other than, in the case of (i) and (ii), transactions, commitments, contracts or agreements in the ordinary course of business consistent with past practices and those contemplated by this Agreement; and

                  (h) any material change in any method of account or accounting principles or practice by PEC or any Subsidiary of PEC, except for any such change required by reason of change in generally accepted accounting principles.

                  SECTION 2.8 No Undisclosed Material Liabilities. There have been no liabilities or obligations (whether pursuant to contracts or otherwise) of any kind whatsoever incurred by PEC or any Subsidiary of PEC since September 30, 2000, whether accrued, contingent, absolute, determined, determinable or otherwise, other than:

                  (a) liabilities or obligations (i) disclosed or provided for in the PEC Balance Sheet or in the notes thereto, (ii) disclosed in the PEC SEC Documents filed prior to the date hereof or (iii) disclosed in Section 2.8 to the PEC Disclosure Schedule;

                  (b) liabilities or obligations which, individually and in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on PEC; or

                  (c) liabilities or obligations under this Agreement or incurred in connection with the transactions contemplated hereby.

                  SECTION 2.9 Accounting and Tax Matters. As of the date hereof, neither PEC nor any of its Affiliates has taken or agreed to take any action, nor do the executive officers of PEC have any knowledge of any fact or circumstance, that would prevent PEC from accounting for the business combination to be effected by the Merger as a "pooling of interests" or prevent the Merger and the other transactions contemplated by this Agreement from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code. For purposes of this Agreement, the term "Affiliate," when used with respect to any Person, means any other Person directly or indirectly controlling, controlled by or under common control with such Person. As used in the definition of "Affiliate," the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this Agreement, "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a Governmental Entity (as hereinafter defined).

                  SECTION 2.10 Taxes. Except as otherwise set forth in Section
2.10 of the PEC Disclosure Schedule, (i) all federal and all material state, local and foreign Tax Returns required to be filed by PEC, each of its Subsidiaries and any consolidated, affiliated, combined or unitary group of which any such entity is or was a member have been timely filed (taking in account any extensions), (ii) all Tax Returns referred to in clause (i) are true and correct in all material respects and have been completed in all material respects in accordance with applicable laws, (iii) all Taxes shown to be due on the Tax Returns referred in clause (i) and all Taxes otherwise due from PEC, each of its Subsidiaries or any group of such entities have been timely paid or such Taxes have been adequately provided for on PEC's consolidated balance sheet; (iv) neither PEC nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes of PEC, such Subsidiary or any group of such entities; (v) the Tax Returns referred to in clause (i) relating to federal income Taxes have been examined by the Internal Revenue Service or the period for assessment of Taxes in respect of which such Tax Returns were required to be filed has expired through the taxable period set forth in Section 2.10 of the PEC Disclosure Schedule; (vi) no issues that have been raised in writing by the relevant taxing authority in connection with the examination of the Tax Returns referred to in clause (i) are currently pending; (vii) all deficiencies asserted or assessments made as a result of any examination of the Tax Returns referred to in clause (i) by a taxing authority have been paid in full or adequately provided for on PEC's consolidated balance sheet; (viii) neither PEC nor any Subsidiary of PEC is a party to a Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement or similar agreement or arrangement; and (ix) PEC, each of its Subsidiaries and each of such entities have complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and has in all respects timely withheld from employee wages and paid over except where such failure to comply or to withhold would not have a Material Adverse Effect. For purposes of this Agreement, (a) "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or added minimum, ad valorem, transfer, severance or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, imposed by any governmental authority and (b) "Tax Return" means any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

                  SECTION 2.11 Title to Property. Except as set forth in Section
2.11 of the PEC Disclosure Schedule, PEC or its Subsidiaries has good and, with respect to real property, valid title to all of the material assets reflected on the consolidated financial statements of PEC included in the PEC SEC Documents as being owned by it or its Subsidiaries and all of the material assets thereafter acquired by it or its Subsidiaries (except to the extent that such assets have thereafter been disposed of in the ordinary course of business consistent with past practice), subject to no liens, mortgages, pledges, security interests, encumbrances, claims or charges of any kind (collectively, "Liens") except for (i) Liens for taxes not yet delinquent or the validity of which is being contested in good faith and (ii) any Liens arising by operation of law securing obligations not yet overdue. Notwithstanding the foregoing, title to the Oil and Gas Interests of PEC and its Subsidiaries is of the type customarily acceptable to prudent investors in Oil and Gas Interests in the area where such Oil and Gas Interests of PEC and its Subsidiaries are located.

                  SECTION 2.12 Employee Benefit Plans.

                  (a) Except as set forth in Section 2.12 of the PEC Disclosure Schedule, there are no material employee benefit plans (including without limitation any plans, arrangements, practices, contracts, or any employment and severance agreements, incentive compensation, bonus, stock option, stock appreciation rights and stock purchase plans for the benefit of directors, former directors or former employees or officers), arrangements, practices, contracts or agreements (including employment agreements and severance agreements, incentive compensation, bonus, stock option, stock appreciation rights and stock purchase plans) of any type (including plans described in
Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), maintained by, sponsored by or contributed by PEC, any of its Subsidiaries or any trade or business, whether or not incorporated, that together with PEC would be deemed a "controlled group" within the meaning of Section 4001(a)(14) of ERISA or Section 414 of the Code (an "ERISA PEC Affiliate," or with respect to which PEC, or any of its Subsidiaries or any of its ERISA PEC Affiliates have or may have a liability (the "PEC Benefit Plans"). Except as disclosed in Section
2.12 of the PEC Disclosure Schedule, (i) neither PEC nor any ERISA PEC Affiliate has any formal or informal plan or commitment, whether legally binding or not, to create any additional PEC Benefit Plan or modify or change any existing PEC Benefit Plan that would affect any employee or terminated employee of PEC or any ERISA PEC Affiliate; and (ii) since September 30, 2000, there has been no change, amendment, modification to, or adoption of, any PEC Benefit Plan, in each case, that has had, or would be reasonably likely to have, a Material Adverse Effect on PEC. PEC has made available to UTI each PEC Benefit Plan.

                  (b) With respect to each PEC Benefit Plan, except as disclosed in Section 2.12 of the PEC Disclosure Schedule, and except as would not, individually or in the aggregate, have a Material Adverse Effect on PEC or an ERISA PEC Affiliate: (i) if intended to qualify under Section 401(a), 401(k) or 403(a) of the Code, such plan so qualifies, and its trust is exempt from taxation under Section 501(a) of the Code; (ii) such plan has been administered in accordance with its terms and applicable law; (iii) no breaches of fiduciary duty have occurred unless exempt under Section 408 of ERISA; (iv) no prohibited transaction within the meaning of Section 406 of ERISA has occurred; (v) as of the date of this Agreement, no Lien imposed under the Code or ERISA exists; and
(vi) all contributions and premiums due (including any extensions for such contributions and premiums) have been made in full.

                  (c) None of the PEC Benefit Plans has incurred any "accumulated funding deficiency," as such term is defined in Section 412 of the Code, whether or not waived.

                  (d) Neither PEC nor any ERISA PEC Affiliate has incurred any liability under Title IV of ERISA (including Sections 4063-4064 and 4069 of ERISA) that has not been satisfied in full except as, individually or in the aggregate, would not have or would not be reasonably likely to have a Material Adverse Effect on PEC or an ERISA PEC Affiliate or that has not been reflected on PEC's consolidated financial statements.

                  (e) With respect to any PEC Benefit Plan that is a "welfare plan" (as defined in Section 3(1) of ERISA), no such plan provides medical or death benefits with respect to current or former employees of PEC or any of its Subsidiaries or an ERISA PEC Affiliate beyond their termination of employment, other than as may be required under Part 6 of Title I of ERISA.

                  (f) Except as set forth in Section 2.12 of the PEC Disclosure Schedule, neither PEC nor any of its subsidiaries is a party to an agreement that provides for the payment of an account that would constitute a "parachute payment" within the meaning of 2806 of the Code, and the consummation of the transactions contemplated by this Agreement will not entitle any individual to severance pay or any tax "gross-up" payments with respect to the imposition of any tax pursuant to Section 4999 of the Code.

                  (g) Except as set forth in Section 2.12 of the PEC Disclosure Schedule, there is no PEC Benefit Plan that is a "multiemployer plan," as such term is defined in Section 3(37) of ERISA, or which is covered by Section 4063 or 4064 of ERISA and no PEC Benefit Plan is subject to Title IV of ERISA.

                  (h) No PEC Benefit Plan is subject to any lawsuit or threatened lawsuit or an ongoing audit investigation or other administrative processing of the Internal Revenue Service, the Department of Labor, or any other federal, state or local governmental entity or is scheduled to be subject to such an audit, investigation or proceeding. Each PEC Benefit Plan can be unilaterally amended and or terminated at any time by PEC.

                  (i) Except as set forth in Section 2.12 of the PEC Disclosure Schedule, the consummation of the transactions contemplated in this Agreement will not trigger the payment of severance, termination, or dismissal pay, or the like, nor shall it accelerate the vesting, exercisability, or payment of any amounts under any plan, program, or agreement providing compensation for or to any officer, director, or employee of PEC.

                  SECTION 2.13 Labor Matters. (i) Neither PEC nor any of its Subsidiaries is a party to any collective bargaining agreement or other material contract or agreement with any labor organization or other representative of employees nor is any such contract being negotiated; (ii) there is no material unfair labor practice charge or complaint pending nor, to the knowledge of the executive officers of PEC, threatened, with regard to employees of PEC or any Subsidiary; (iii) there is no labor strike, material slowdown, material work stoppage or other material labor controversy in effect, or, to the knowledge of the executive officers of PEC, threatened against PEC or any of its Subsidiaries; (iv) as of the date hereof, no representation question exists, nor to the knowledge of the executive officers of PEC are there any campaigns being conducted to solicit cards from the employees of PEC or any Subsidiary of PEC to authorize representation by any labor organization; (v) neither PEC nor any Subsidiary of PEC is a party to, or is otherwise bound by, any consent decree with any governmental authority relating to employees or employment practices of PEC or any Subsidiary of PEC; (vi) neither PEC nor any of its Subsidiaries has incurred any liability under, and have complied in all respects with, the Worker Adjustment Retraining Notification Act, and no fact or event exists that could give rise to liability under such Act; (vii) PEC and each Subsidiary of PEC are in compliance with all applicable agreements, contracts and policies relating to employment, employment practices, wages, hours and terms and conditions of employment of the employees, except where the failure to be in compliance with each such agreement, contract and policy would not, either singly or in the aggregate, have a Material Adverse Effect on PEC; (viii) there is no complaint, lawsuit or proceeding in any forum by any Governmental Entity, by or on behalf of any present or former employee, any applicant for employment or any classes of the foregoing alleging breach of any express or implied contract of employment, any law or regulation governing employment or the termination thereof or other discriminatory, wrongful or tortuous conduct in connection with the employment relationship against PEC or any of its Subsidiaries pending, or, to the knowledge of PEC or any of its Subsidiaries, threatened, that has, or would have, a Material Adverse Effect on PEC; (ix) PEC and each of its Subsidiaries are in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, except for non-compliance that does not have, and would not have, a Material Adverse Effect on PEC; and (x) there is no proceeding, claim, suit, action or governmental investigation pending, or to the knowledge of PEC or any of its Subsidiaries, threatened, in respect to which any current or former director, officer, employee or agent of PEC or any of its Subsidiaries is or may be entitled to claim indemnification from PEC or any of its Subsidiaries (A) pursuant to their respective charters or bylaws (B) as provided in any indemnification agreement to which PEC or any Subsidiary of PEC is a party; or (C) pursuant to applicable law that has, or would have, a Material Adverse Effect on PEC.

                  SECTION 2.14 Environmental Matters.

                  (a) Except to the extent that the inaccuracy of any of the following, individually or in the aggregate, would not have a Material Adverse Effect on PEC or as disclosed in Section 2.14 of the PEC Disclosure Schedule:

                           (i) PEC and its Subsidiaries hold, and are in compliance with and have been in compliance with for the last three years, all Environmental Permits, and are otherwise in compliance and have been in compliance for the last three years with, all applicable Environmental Laws and there is no condition that is reasonably likely to prevent or materially interfere prior to the Effective Time with compliance by PEC and its Subsidiaries with Environmental Laws;

                           (ii) no modification, revocation, reissuance, alteration, transfer or amendment of any Environmental Permit, or any review by, or approval of, any third party of any Environmental Permit is required in connection with the execution or delivery of this Agreement or the consummation by PEC of the transactions contemplated hereby or the operation of the business of PEC or any of its Subsidiaries on the date of the Closing;

                           (iii) neither PEC nor any of its Subsidiaries has received any Environmental Claim, nor has any Environmental Claim been threatened against PEC or any of its Subsidiaries;

                           (iv) neither PEC nor any of its Subsidiaries has entered into, agreed to or is subject to any outstanding judgment, decree, order or consent arrangement with any governmental authority under any Environmental Laws, including without limitation those relating to compliance with any Environmental Laws or to the investigation, cleanup, remediation or removal of Hazardous Materials;

                           (v) there are no circumstances that are reasonably likely to give rise to liability under any agreements with any person pursuant to which PEC or any Subsidiary of PEC would be required to defend, indemnify, hold harmless, or otherwise be responsible for any violation by or other liability or expense of such person, or alleged violation by or other liability or expense of such person, arising out of any Environmental Law; and

                           (vi) there are no other circumstances or conditions that are reasonably likely to give rise to liability of PEC or any of its Subsidiaries under any Environmental Laws.

                  (b) For purposes of this Agreement, the terms below shall have the following meanings:

                  "Environmental Claim" means any written complaint, notice, claim, demand, action, suit or judicial, administrative or arbitral proceeding by any person to PEC or any of its Subsidiaries (or, for purposes of Section 3.14, UTI) asserting liability or potential liability (including without limitation, liability or potential liability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damage, personal injury, fines or penalties) arising out of, relating to, based on or resulting from (i) the presence, discharge, emission, release or threatened release of any Hazardous Materials at any location, (ii) circumstances forming the basis of any violation or alleged violation of any Environmental Laws or Environmental Permits, or (iii) otherwise relating to obligations or liabilities of PEC or any of its Subsidiaries (or, for purposes of Section 3.14, UTI) under any Environmental Law.

                  "Environmental Permits" means all permits, licenses, registrations, exemptions and other governmental authorizations required under Environmental Laws for PEC or any of its Subsidiaries (or, for purposes of Section 3.14, UTI) to conduct its operations as presently conducted.

                  "Environmental Laws" means all applicable foreign, federal, state and local statutes, rules, regulations, ordinances, orders, decrees and common law relating in any manner to pollution, protection of the environment or the use, storage, treatment or disposal of Hazardous Materials, to the extent and in the form that such exist at the date hereof or at any relevant date prior to the date hereof.

                  "Hazardous Materials" means all hazardous or toxic substances, wastes, materials or chemicals, petroleum (including crude oil or any fraction thereof) and petroleum products, asbestos and asbestos-containing materials, pollutants, contaminants and all other materials and substances, including but not limited to radioactive materials, regulated pursuant to any Environmental Laws.

                  SECTION 2.15 Agreements. Except agreements and arrangements made in the ordinary course of business, neither PEC nor any of its Subsidiaries is bound by any material contract (as defined in Item 601(b)(10) of SEC Regulation S-K) to be performed after the date hereof that has not been filed with or incorporated by reference in the PEC SEC Documents filed with the SEC prior to the date of this Agreement.

                  SECTION 2.16 Litigation. Except as set forth in Section 2.16 of the PEC Disclosure Schedule and except as disclosed prior to the date hereof in the PEC SEC Documents, there is no suit, action, investigation or proceeding pending or, to the knowledge of the executive officers of PEC, threatened against PEC or any of its Subsidiaries at law or in equity before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind, that would have a Material Adverse Effect on PEC or, with respect to such matters that are pending or threatened, materially impair the ability of PEC to perform its obligations hereunder or to consummate the transactions contemplated hereby, and there is no judgment, decree, injunction, rule or order of any court, governmental department, commission, board, bureau, agency, instrumentality or arbitrator to which PEC or any of its Subsidiaries is subject that would have a Material Adverse Effect on PEC or, with respect to such items that are outstanding and applicable as of the date hereof, materially impair the ability of PEC to perform its obligations hereunder or to consummate the transactions contemplated hereby.

                  SECTION 2.17 Governmental Licenses and Permits; Compliance with Law. Neither PEC nor any of its Subsidiaries has received notice of any revocation or modification of any federal, state, local or foreign governmental license, certification, tariff, permit, authorization or approval, the revocation or modification of which would have a Material Adverse Effect on PEC. To the knowledge of the executive officers of PEC, the conduct of the business of each of PEC and its Subsidiaries complies with all statutes, laws, regulations, ordinances, rules, judgments, orders, decrees or arbitration awards applicable thereto, except for violations or failures to comply, if any, that, individually or in the aggregate, would not have a Material Adverse Effect on PEC.

                  SECTION 2.18 Required Vote of PEC Stockholders. The affirmative vote of the holders of not less than a majority of the outstanding shares of PEC Common Stock is required to approve the Merger and the Charter Amendment. No other vote of the stockholders of PEC is required by law, the Restated Certificate of Incorporation, as amended, or Bylaws of PEC or otherwise in order for PEC to consummate the Merger and the other transactions contemplated hereby.

                  SECTION 2.19 PEC Action. The Board of Directors of PEC (at a meeting duly called and held) unanimously (1) determined that the Merger is fair to and advisable and in the best interests of PEC and its stockholders, (b) approved this Agreement, the Merger and the Charter Amendment, (c) resolved to recommend approval of the Merger and adoption of the Charter Amendment by PEC's stockholders, and (d) directed that the Merger and the Charter Amendment be submitted to PEC's stockholders.

                  SECTION 2.20 Opinion of Financial Advisors. On the date hereof, PEC has received the respective written opinion of Merrill Lynch & Co. to the effect that the Exchange Ratio to be received by the stockholders of PEC is fair to the stockholders of PEC from a financial point of view, and such opinion has not been withdrawn.

                  SECTION 2.21 Brokers. No broker, investment banker or other person, other than Merrill Lynch & Co., the fees and expenses of which will be paid by PEC, is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of PEC. PEC has previously delivered to UTI a true, correct and complete copy of any engagement or fee agreement between PEC and Merrill Lynch & Co.

                  SECTION 2.22 Takeover Statutes. To the best of PEC's knowledge, no takeover statute applicable to PEC or any of its Subsidiaries is applicable to the Merger or the other transactions contemplated hereby.

                                   ARTICLE III

                      REPRESENTATIONS AND WARRANTIES OF UTI

                  UTI represents and warrants to PEC as follows:

                  SECTION 3.1 Organization, Standing and Power. UTI and each of its Subsidiaries is a corporation, a limited liability company or a limited partnership, and in each case, duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate limited liability company or limited partnership power and authority to own, lease and operate its properties and to carry on its business as now being conducted. UTI and each of its Subsidiaries is duly qualified to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on UTI. Section 3.1 of the disclosure statement of UTI dated as of the date hereof previously furnished to PEC (the "UTI Disclosure Schedule") a list of UTI's Subsidiaries.

                  SECTION 3.2 Capital Structure. Except as set forth in Section
3.2 of the UTI Disclosure Schedule, all of the outstanding equity securities of each Subsidiary of UTI is owned by UTI, directly or indirectly, free and clear of any Liens, including any restriction on the right to vote, sell or otherwise dispose of such equity securities. At the close of business on February 2, 2001,
(i) 37,569,461 shares of UTI Common Stock were validly issued and outstanding fully paid and non-assessable and free of preemptive rights, (ii) a total of 4,287,426 shares of UTI Common Stock were reserved for issuance upon exercise of then outstanding UTI Stock Options (as defined in Section 5.7) and UTI Warrants (as defined in Section 5.8), (iii) a total of 1,182,434 additional shares of UTI Common Stock were reserved for issuance under the UTI Stock Plans (as defined in Section 5.7), (iv) 1,206,548 shares of UTI Common Stock were held by UTI in its treasury, and (v) no shares of UTI Preferred Stock were issued and outstanding and 50,000 were reserved for issuance. There are no outstanding stock appreciation rights ("SARs"). All outstanding equity securities of UTI are validly issued, fully paid and non-assessable and not subject to preemptive rights. Except for UTI Stock Options and UTI Warrants outstanding as of the date of this Agreement and the additional shares of UTI Common Stock reserved for issuance under the UTI Stock Plans, there are no options, warrants, rights, commitments, agreements, arrangements or undertakings of any kind to which UTI or any of its Subsidiaries is a party or by which any of them is bound obligating UTI or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional equity securities or other voting securities of UTI or its Subsidiaries. True and correct copies of all agreements, instruments and other governing documents relating to the UTI Stock Options, UTI Stock Warrants and UTI Stock Plans have been furnished to PEC.

                  SECTION 3.3 Authority; Non-Contravention. The Board of Directors of UTI has declared the Merger fair to and advisable and in the best interest of the stockholders of UTI, and UTI has all requisite power and authority to enter into this Agreement and, subject to approval of the Merger by the stockholders of UTI, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by UTI and the consummation by UTI of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of UTI, subject to such approval of the Merger by the stockholders of UTI. This Agreement has been duly executed and delivered by UTI and (assuming the valid authorization, execution and delivery of this Agreement by PEC) constitutes a valid and binding obligation of UTI enforceable against UTI in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). Except as set forth in Section 3.3 of the UTI Disclosure Schedule, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of UTI or any of its Subsidiaries under, any provision of (i) the Restated Certificate of Incorporation, as amended, or Bylaws of UTI (true and complete copies of which as of the date hereof have been delivered to PEC) or any provision of the comparable charter or organizational documents of any of its Subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to UTI or any of its Subsidiaries or
(iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to UTI or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (ii) or (iii), any such conflicts, violations, defaults, rights, liens, losses, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on UTI, materially impair the ability of UTI to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby. Except as set forth in Section 3.3 of the UTI Disclosure Schedule, no filing or registration with, or authorization, consent or approval of, any Governmental Entity is required by or with respect to UTI or any of its Subsidiaries in connection with the execution and delivery of this Agreement by UTI or is necessary for the consummation by UTI of the Merger and the other transactions contemplated by this Agreement, except for (i) in connection, or in compliance, with the provisions of the Securities Act and the Exchange Act, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and recording of the Certificate of Merger in the appropriate county in Delaware after the filing thereof with the Secretary of State of the State of Delaware and the filing or recording of appropriate documents with the relevant authorities of other states in which UTI or any of its Subsidiaries is qualified to do business, (iii) such filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or the transactions contemplated by this Agreement, (iv) such filings as may be required in connection with applicable taxes, (v) such other consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the corporation, takeover or "Blue Sky" laws of various states, (vi) such filings and approvals as may be required under the HSR Act and, if any, similar laws in Canada, and (vi) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on UTI, materially impair the ability of UTI to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

                  SECTION 3.4 SEC Documents. UTI has filed all required documents with the SEC since January 1, 1998 (the "UTI SEC Documents"). As of their respective dates, the UTI SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and none of the UTI SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of UTI included in the UTI SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present the financial position of UTI and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations and changes in financial position for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein). There is no liability or obligation of any kind, whether accrued, absolute, fixed or contingent, which is required by generally accepted accounting principles to be reflected or reserved against or otherwise disclosed in the most recent financial statements of UTI included in the UTI SEC Documents which is not so reflected or reserved against that individually or in the aggregate would have a Material Adverse Effect on UTI. For purposes of this Agreement, "UTI Balance Sheet" means the consolidated balance sheet as of September 30, 2000, set forth in UTI's Quarterly Report on Form 10-Q of the quarter ended September 30, 2000, and "UTI Balance Sheet Date" means September 30, 2000.

                  SECTION 3.5 Intentionally left blank.

                  SECTION 3.6 S-4 Registration Statement and Joint Proxy Statement. None of the information supplied or to be supplied by UTI for inclusion or incorporation by reference in the S-4 Registration Statement or the Joint Proxy Statement will (i) in the case of the S-4 Registration Statement, at the time it becomes effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) in the case of the Joint Proxy Statement, at the time of the mailing of the Joint Proxy Statement and at the time of the Stockholder Meetings, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to UTI, its officers and directors or any of its Subsidiaries should occur which is required to be described in an amendment of, or a supplement to, the Joint Proxy Statement or the S-4 Registration Statement, such event shall be so described, and an amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of UTI and PEC. The S-4 Registration Statement will comply (with respect to UTI or its Subsidiaries) as to form in all material respects with the provisions of the Securities Act, and the Joint Proxy Statement will comply (with respect to UTI) as to form in all material respects with the provisions of the Exchange Act. No representation or warranty is made by UTI in this Section 3.6 with respect to statements made or incorporated therein by reference based on information supplied by UTI for inclusion or incorporation by reference in the Joint Proxy Statement or S-4 Registration Statement.

                  SECTION 3.7 Absence of Material Adverse Change. Except as disclosed in Section 3.7 of the UTI Disclosure Schedule and except as disclosed in the UTI SEC Documents filed with the SEC prior to the date hereof, since the UTI Balance Sheet Date, UTI and its Subsidiaries have conducted their business in the ordinary course consistent with past practice and there has not been:

                  (a) through the date of this Agreement, any event, occurrence or development which, individually or in the aggregate, has caused or would be reasonably likely to cause a Material Adverse Change with respect to UTI (other than changes in generally accepted accounting principles or interpretations thereof that affect the gas contract drilling industry or the oil and gas industry generally or changes in general economic conditions that affect either of these industries on a nationwide basis);

                  (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of UTI, or any repurchase, redemption or other acquisition by UTI or any Subsidiary of UTI of any amount of outstanding shares of capital stock or other equity securities of, or other ownership interests in, UTI or any Subsidiary of UTI;

                  (c) any amendment of any term of any outstanding security of UTI or any Subsidiary of UTI that materially would increase the obligations of UTI or such Subsidiary under such security;

                  (d) (x) any incurrence or assumption by UTI or any Subsidiary of UTI of any indebtedness for borrowed money other than under existing credit facilities (or any renewals, replacements or extensions that do not materially increase the aggregate commitments thereunder) in the ordinary course of business consistent with past practices (it being understood that any indebtedness incurred prior to the date hereof in respect of capital expenditures shall be considered to have been in the ordinary course of business consistent with past practice), or (y) any guarantee, endorsement or other incurrence of assumption or liability (whether directly, contingently or otherwise) by UTI or any Subsidiary of UTI of the obligations of any other Person (other than any wholly-owned Subsidiary or UTI), other than in the ordinary course of business consistent with past practice;

                  (e) any creation or assumption by UTI or any Subsidiary of UTI of any Lien on any material asset of UTI or any Subsidiary of UTI other than in the ordinary course of business consistent with past practices;

                  (f) any making of any loan, advance or capital contribution to or material investment in any Person by UTI or any Subsidiary of UTI other than loans, advances or capital contributions to or investments in wholly-owned Subsidiaries of UTI;

                  (g) (i) any contract or agreement entered into by UTI or any Subsidiary of UTI on or prior to the date hereof relating to any material acquisition or disposition of any assets or business or (ii) any modification, amendment, assignment, termination or relinquishment by UTI or any Subsidiary of UTI of any contract, license or other right (including any insurance policy naming it as a beneficiary or a loss payable payee) that would be reasonably likely to have a Material Adverse Effect on UTI, other than, in the case of (i) and (ii), transactions, commitments, contracts or agreements in the ordinary course of business consistent with past practices and those contemplated by this Agreement;

                  (h) any material change in any method of account or accounting principles or practice by UTI or any Subsidiary of UTI, except for any such change required by reason of a change in generally accepted accounting principles;

                  (i) any (i) grant of any severance or termination pay to any director, officer or employee of UTI or any of its Subsidiaries, (ii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of UTI or any of its Subsidiaries, (iii) increase in benefits payable under any existing severance or termination pay policies or employment agreements or (iv) increase in compensation, bonus or other benefits payable to directors, officers or employees of UTI or any of its Subsidiaries other than, in the case of clause
(iv) only, increases prior to the date hereof in compensation, bonus or other benefits payable to employees of UTI, or any of its Subsidiaries in the ordinary course of business consistent with past practice or merit increases in salaries of employees at regularly scheduled times in customary amounts consistent with past practices.

                  SECTION 3.8 No Undisclosed Material Liabilities. There have been no liabilities or obligations (whether pursuant to contracts or otherwise) of any kind whatsoever incurred by UTI or any Subsidiary of UTI since September 30, 2000, whether accrued, contingent, absolute, determined, determinable or otherwise, other than:

                  (a) liabilities or obligations (i) disclosed or provided for in the UTI Balance Sheet; (ii) or in the notes thereto or in the UTI SEC Documents filed prior to the date hereof, or (iii) disclosed in Section 3.8 of the UTI Disclosure Schedule;

                  (b) liabilities or obligations which, individually and in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on UTI; or

                  (c) liabilities or obligations under this Agreement or incurred in connection with the transactions contemplated hereby.

                  SECTION 3.9 Accounting and Tax Matters. As of the date hereof, neither UTI nor any of its Affiliates has taken or agreed to take any action, nor do the executive officers of UTI have any knowledge of any fact or circumstance, that would prevent the Surviving Corporation from accounting for the business combination to be effected by the Merger as a "pooling of interests" or prevent the Merger and other transactions contemplated by this Agreement from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

                  SECTION 3.10 Taxes. Except as otherwise set forth in Section
3.10 of the UTI Disclosure Schedule, (i) all federal and all material state, local and foreign Tax Returns required to be filed by UTI, each of its Subsidiaries and any consolidated, affiliated, combined or unitary group of which any such entity is or was a member have been timely filed (taking in account any extensions), (ii) all Tax Returns referred to in clause (i) are true and correct in all material respects and have been completed in all material respects in accordance with applicable laws, (iii) all Taxes shown to be due on the Tax Returns referred in clause (i) and all Taxes otherwise due from UTI, each of its Subsidiaries or any group of such entities have been timely paid or such Taxes have been adequately provided for on UTI's consolidated balance sheet; (iv) neither UTI nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes of UTI, such Subsidiary or any such group of such entities; (v) the Tax Returns referred to in clause (i) relating to federal income Taxes have been examined by the Internal Revenue Service or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired through the taxable period set forth in Section
3.10 of the UTI Disclosure Schedule; (vi) no issues have been raised in writing by the relevant taxing authority in connection with the examination of the Tax Returns referred to in clause (i) are currently pending; (vii) all deficiencies asserted or assessments made as a result of any examination of the Tax Returns referred to in clause (i) by a taxing authority have been paid in full or adequately provided for on UTI's consolidated balance sheet; (viii) neither UTI nor any Subsidiary of UTI is a party to a Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement or similar agreement or arrangement; and (ix) UTI, each of its Subsidiaries and each of such entities have complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and has in all respects timely withheld from employee wages and paid over except where such failure to comply or to withhold would not have a Material Adverse Effect.

                  SECTION 3.11 Title to Property. Except as set forth in Section
3.11 of the UTI Disclosure Schedule, UTI or its Subsidiaries has good and, with respect to real property, valid title to all of the material assets reflected on the consolidated financial statements of UTI included in the UTI SEC Documents as being owned by it or its Subsidiaries and all of the material assets thereafter acquired by it or its Subsidiaries (except to the extent that such assets have thereafter been disposed of in the ordinary course of business consistent with past practice), subject to no Liens, except for (i) Liens for taxes not yet delinquent or the validity of which is being contested in good faith and (ii) any Liens arising by operation of law securing obligations not yet overdue.

                  SECTION 3.12 Employee Benefit Plans; Employment Agreements.

                  (a) Except as set forth in Section 3.12 of the UTI Disclosure Schedule, there are no material employee benefit plans (including without limitation any plans, arrangements, practices, contracts, or any employment and severance agreements, incentive compensation, bonus, stock option, stock appreciation rights and stock purchase plans for the benefit of directors or former directors), arrangements, practices, contracts or agreements (including employment agreements and severance agreements, incentive compensation, bonus, stock option, stock appreciation rights and stock purchase plans) of any type (including plans described in Section 3(3) of ERISA maintained by, sponsored by or contributed to by UTI, any of its Subsidiaries or any trade or business whether or not incorporated that together with UTI would be deemed a controlled group within the meaning of Section 4001(a)(14) of ERISA or Section 414 of the Code (an "ERISA UTI Affiliate") or with respect to which UTI or any of its Subsidiaries or an ERISA UTI Affiliate has or may have a liability (the "UTI Benefit Plans"). Except as disclosed in Section 3.12 of the UTI Disclosure
Schedule: (i) neither UTI nor any ERISA UTI Affiliate has any formal or informal plan or commitment, whether legally binding or not, to create any additional UTI Benefit Plan or modify or change any existing UTI Benefit Plan that would affect any employee or terminated employee of UTI or any ERISA UTI Affiliate; and (ii) since September 30, 2000, there has been no change, amendment, modification to, or adoption of, any UTI Benefit Plan, in each case, that has had, or would be reasonably likely to have, a Material Adverse Effect on UTI or an ERISA UTI Affiliate. UTI has made available to PEC each UTI Benefit Plan.

                  (b) With respect to each UTI Benefit Plan, except as disclosed in Section 3.12 of he UTI Disclosure Schedule and except as would not, individually or in the aggregate, have a Material Adverse Effect on UTI or an ERISA UTI Affiliate: (i) if intended to qualify under Section 401(a), 401(k) or 403(a) of the Code, such plan so qualifies, and its trust is exempt from taxation under Section 501(a) of the Code; (ii) such plan has been administered in accordance with its terms and applicable law; (iii) no breaches of fiduciary duty have occurred; (iv) no prohibited transaction within the meaning of Section 406 of ERISA has occurred unless exempt under Section 408 of ERISA; (v) as of the date of this Agreement, no lien imposed under the Code of ERISA exists; and
(vi) all contributions and premiums due (including any extensions for such contributions and premiums) have been made in full.

                  (c) None of the UTI Benefit Plans has incurred any "accumulated funding deficiency," as such term is defined in Section 412 of the Code, whether or not waived.

                  (d) Neither UTI nor any ERISA UTI Affiliate has incurred any liability under Title IV of ERISA (including Sections 4063-406 and 4069 of ERISA) that has not been satisfied in full except as, individually or in the aggregate, would not have or would not be reasonably likely to have a Material Adverse Effect on UTI or an ERISA UTI Affiliate or that has not been reflected on UTI's consolidated financial statements.

                  (e) With respect to any UTI Benefit Plan that is a "welfare plan" (as defined in Section 3(1) of ERISA), except as specifically disclosed in
Section 3.12 of the UTI Disclosure Schedule, no such plan provides medical or death benefits with respect to current or former employees of UTI, or an ERISA UTI Affiliate any of its Subsidiaries beyond their termination of employment, other than as may be required under Part 6 of Title I of ERISA.

                  (f) Except as set forth in Section 3.12 of the UTI Disclosure Schedule, neither UTI nor any of its Subsidiaries is a party to an agreement that provides for the payment of an account that would constitute a "parachute payment" within the meaning of 2806 of the Code and, the consummation of the transactions contemplated by this Agreement will not entitle any individual to severance pay or any tax "gross-up" payments with respect to the imposition of any tax pursuant to Section 4999 of the Code.

                  (g) Except as disclosed in Section 3.12 of the UTI Disclosure Schedule, there is no UTI Benefit Plan that is a "multiemployer plan," as such term is defined in Section 3(37) of ERISA, or which is covered by Section 4063 or 4064 of ERISA and no UTI Benefit Plan is subject to Title IV of ERISA.

                  (h) No UTI Benefit Plan is subject to any lawsuit or threatened lawsuit or any ongoing audit, investigation or other administrative proceeding of the Internal Revenue Service, the Department of Labor or any other federal, state or local governmental utility or is scheduled to be subject to such an audit investigation procedure. Each UTI Benefit Plan can be unilaterally amended and or terminated at any time by UTI.

                  (i) Except as set forth in Section 3.12 of the UTI Disclosure Schedule, the consummation of the transactions contemplated in this Agreement will not trigger the payment of severance, termination, or dismissal pay, or the like, nor shall it accelerate the vesting, exerciseability, or payment of any amounts under any plan, program or agreement providing compensation for or to any officer, director, or employee of UTI.

                  SECTION 3.13 Labor Matters. Except as set forth in Section
3.13 of the UTI Disclosure Document, (i) neither UTI nor any of its Subsidiaries is a party to any collective bargaining agreement or other material contract or agreement with any labor organization or other representative of employees nor is any such contract being negotiated; (ii) there is no material unfair labor practice charge or complaint pending nor, to the knowledge of the executive officers of UTI, threatened, with regard to employees of UTI or any Subsidiary of UTI; (iii) there is no labor strike, material slowdown, material work stoppage or other material labor controversy in effect, or, to the knowledge of the executive officers of UTI, threatened against UTI or any of its Significant Subsidiaries; (iv) as of the date hereof, no representation question exists, nor to the knowledge of the executive officers of UTI are there any campaigns being conducted to solicit cards from the employees of UTI or any Subsidiary of UTI to authorize representation by any labor organization; (v) neither UTI nor any Subsidiary of UTI is party to, or is not otherwise bound by, any consent decree with any governmental authority relating to employees or employment practices of UTI or any Subsidiary of UTI; (vi) neither UTI nor any of its Subsidiaries has incurred any liability under, and has complied in all respects with, the Worker Adjustment Retraining Notification Act, and no fact or event exists that could give rise to liability under such Act; (vii) UTI and each of its Subsidiaries is in compliance with all applicable agreements, contracts and policies relating to employment, employment practices, wages, hours and terms and conditions of employment of the employees, except where the failure to be in compliance with each such agreement, contract and policy would not, either singly or in the aggregate, have a Material Adverse Effect on UTI; (viii) there is no complaint, lawsuit or proceeding in any forum by any Governmental Entity, by or on behalf of any present or former employee, any applicant for employment or any classes of the foregoing alleging breach of any express or implied contract of employment, any law or regulation governing employment of the termination thereof or other discriminatory, wrongful or tortuous conduct in connection with the employment relationship against UTI or any of its Subsidiaries pending, or, to the knowledge of UTI or any of its Subsidiaries, threatened, that has, or would have, a Material Averse Effect on UTI; (ix) UTI and each of its Subsidiaries are in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, except for non-compliance that does not have, and would not have, a Material Adverse Effect on UTI; and (x) there is no proceeding, claim, suit, action or governmental investigation pending or, to the knowledge of UTI or any of its Subsidiaries, threatened, in respect to which any current or former director, officer, employee or agent of UTI or any of its Subsidiaries is or may be entitled to claim indemnification from UTI or any of its Subsidiaries (A) pursuant to their respective charters or bylaws; (B) as provided in any indemnification agreement to which UTI or any Subsidiary of UTI is a party, or (C) pursuant to applicable law that has, or would have, a Material Adverse Effect on UTI.

                  SECTION 3.14 Environmental Matters. Except to the extent that the inaccuracy of any of the following, individually or in the aggregate, would not have a Material Adverse Effect on UTI or as disclosed in Section 3.14 of the UTI Disclosure Schedule:

                  (i) UTI and its Subsidiaries hold, and are in compliance with and have been in compliance with for the last three years, all Environmental Permits, and are otherwise in compliance and have been in compliance for the last three years with, all applicable Environmental Laws and there are no conditions that are reasonably likely to prevent or materially interfere prior to the Effective Time with compliance by UTI and its Subsidiaries with Environmental Laws;

                  (ii) no modification, revocation, reissuance, alteration, transfer or amendment of any Environmental Permit, or any review by, or approval of, any third party of any Environmental Permit is required in connection with the execution or delivery of this Agreement or the consummation by UTI of the transactions contemplated hereby or the operation of the business of UTI or any of its Subsidiaries on the date of the Closing;

                  (iii) neither UTI nor any of its Subsidiaries has received any Environmental Claim, nor has any Environmental Claim been threatened against UTI or any of its Subsidiaries;

                  (iv) neither UTI nor any of its Subsidiaries has entered into, agreed to or is not subject to any outstanding judgment, decree, order or consent arrangement with any governmental authority under any Environmental Laws, including without limitation those relating to compliance with any Environmental Laws or to the investigation, cleanup, remediation or removal of Hazardous Materials;

                  (v) there are no circumstances that are reasonably likely to give rise to liability under any agreements with any person pursuant to which UTI or any Subsidiary of UTI would be required to defend, indemnify, hold harmless, or otherwise be responsible for any violation by or other liability or expense of such person, or alleged violation by or other liability or expense of such person, arising out of any Environmental Law; and

                  (vi) there are no other circumstances or conditions that are reasonably likely to give rise to liability of UTI or any of its Subsidiaries under any Environmental Laws.

                  SECTION 3.15 Agreements. Except agreements and arrangements made in the ordinary course of business, neither UTI nor any of its Subsidiaries is bound by any material contract (as defined in Item 601(b)(10) of SEC Regulation S-K) to be performed after the date hereof that has not been filed with or incorporated by reference in the UTI SEC Documents filed with the SEC prior to the date of this Agreement.

                  SECTION 3.16 Litigation. Except as set forth on Schedule 3.16 of UTI Disclosure Schedule and except as disclosed prior to the date hereof in UTI SEC Documents, there is no suit, action, investigation or proceeding pending or, to the knowledge of the executive officers of UTI, threatened against UTI or any of its Subsidiaries at law or in equity before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind, that would have a Material Adverse Effect on UTI or, with respect to such matters that are pending or threatened as of the date hereof, materially impair the ability of UTI to perform its obligations hereunder or to consummate the transactions contemplated hereby, and there is no judgment, decree, injunction, rule or order of any court, governmental department, commission, board, bureau, agency, instrumentality or arbitrator to which UTI or any of its Subsidiaries is subject that would have a Material Adverse Effect on UTI or, with respect to such items that are outstanding and applicable as of the date hereof, materially impair the ability of UTI to perform its obligations hereunder or to consummate the transactions contemplated hereby.

                  SECTION 3.17 Governmental Licenses and Permits; Compliance with Law. Except as disclosed, prior to the date hereof in the UTI SEC Documents, since September 30, 2000, neither UTI nor any of its Significant Subsidiaries has received notice of any revocation or modification of any federal, state, local or foreign governmental license, certification, tariff, permit, authorization or approval, the revocation or modification of which would have a Material Adverse Effect on UTI. To the knowledge of the executive officers of UTI, the conduct of the business of each of UTI and its Subsidiaries complies with all statutes, laws, regulations, ordinances, rules, judgments, orders, decrees or arbitration awards applicable thereto, except for violations or failures to comply, if any, that, individually or in the aggregate, would not have a Material Adverse Effect on UTI.

                  SECTION 3.18 Required Vote of UTI Stockholders. The affirmative vote of the holders of not less than a majority of the outstanding shares of the UTI Common Stock is required to adopt this Agreement and approve the Merger. No other vote of the stockholders of UTI is required by law, the Restated Certificate of Incorporation, as amended, or Bylaws of UTI or otherwise to adopt this Agreement and approve the Merger and the other transactions contemplated hereby.

                  SECTION 3.19 UTI Action. The Board of Directors of UTI (at a meeting duly called and held) unanimously (a) determined that the Merger is fair to and advisable and in the best interests of UTI and its stockholders, (b) approved this Agreement and the Merger, (c) resolved to recommend adoption of this Agreement and approval of the Merger by UTI's stockholders and (d) directed that this Agreement be submitted to UTI's stockholders.

                  SECTION 3.20 Section 203 of the DGCL Not Applicable. The Board of Directors of UTI has approved the Merger and this Agreement and such approval is sufficient to render inapplicable to the Merger and the other transactions contemplated hereby the restrictions contained in Section 203 of the DGCL.

                  SECTION 3.21 Opinion of Financial Advisor. On the date hereof, UTI has received the written opinion of Lehman Brothers Inc. to the effect that the Exchange Ratio is fair to the holders of the UTI Common Stock from a financial point of view.

                  SECTION 3.22 Brokers. No broker, investment banker or other person, other than Lehman Brothers Inc., the fees and expenses of each which will be paid by UTI, is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of UTI. UTI has previously delivered to PEC a true, correct and complete copy of any engagement or fee agreement between UTI and Lehman Brothers Inc.

                                   ARTICLE IV

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

                  SECTION 4.1 Conduct of Business Pending the Merger.

                  (a) Actions. During the period from the date of this Agreement through the Effective Time, unless PEC or UTI, as the case may be, shall consent thereto in writing (which consent will not be unreasonably withheld), each of UTI and PEC shall, and each shall cause its respective Subsidiaries to, in all material respects carry on its respective businesses in the ordinary course and consistent with past practice (including with respect to the contract drilling segment of their operations, drilling rates and length and types of contracts) and, to the extent consistent therewith and with the terms of this Agreement, use all reasonable efforts to preserve intact its current business organizations, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, prior to the Effective Time, except as otherwise expressly contemplated by this Agreement (including, but not limited to, Section 4.2) or
Section 4.1 of the UTI Disclosure Schedule or the PEC Disclosure Schedule, as the case may be, each of UTI and PEC shall not, and each shall cause its Subsidiaries not to, without the prior written consent of the other party to this Agreement:

                  (i) (x) declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of its respective capital stock, or otherwise make any payments to its respective stockholders in their capacity as such, other than dividends payable to UTI declared by any of UTI's Subsidiaries or to PEC declared by any of PEC's Subsidiaries (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (z) purchase, redeem or otherwise acquire any shares of capital stock of each of UTI or PEC, or any of their respective Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities, except in connection with the terms of their respective stock option plans in existence on September 30, 2000;

                  (ii) issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its or its Subsidiaries' capital stock, any other voting securities or equity equivalent or any securities convertible into, or grant any rights, warrants or options to acquire, any such shares, voting securities or convertible securities or equity equivalent (other than, in the case of UTI or PEC, the issuance of UTI Common Stock or PEC Common Stock, as the case may be, during the period from the date of this Agreement through the Effective Time (x) upon the exercise of UTI Stock Options, UTI Warrants or PEC stock options, as the case may be, outstanding as of the date of this Agreement in accordance with their current terms, or (y) in accordance with the terms, existing at the date of this Agreement of the UTI Stock Plans and the PEC Stock Plans);

                  (iii) amend its Certificate of Incorporation or amend in any material respects its Bylaws, other than the Charter Amendment and an amendment to PEC's Bylaws to satisfy the condition contained in Section 6.2(h);

                  (iv) acquire, merge or consolidate with, or purchase a portion of the assets of or equity in, any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets, in each case that involves a single transaction exceeding $1,000,000 or more than one transaction exceeding $5,000,000 in the aggregate, or commence any proceedings with respect thereto, or engage in any negotiations with any person or entity concerning any such transaction, except as previously disclosed in writing to PEC or UTI, as the case may be; provided, however, that UTI and PEC may acquire Oil and Gas Interests and land drilling rigs and related equipment in the ordinary course of business consistent with past practice;

                  (v) except in the ordinary course of business, sell, lease or otherwise dispose of or agree to sell, lease or otherwise dispose of, any business or line of business or any of its assets, in each case that are material, individually or in the aggregate, to UTI and its Subsidiaries, or to PEC and its Subsidiaries taken as a whole, respectively;

                  (vi) make any capital expenditures, except in the ordinary course of business and as previously disclosed in writing to PEC or UTI, as the case may be;

                  (vii) (A) pay, discharge, or satisfy any material claims, liabilities, or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), except for the payment, discharge or satisfaction of its liabilities or its obligations in the ordinary course of business or in accordance with their terms as in effect on the date hereof, (B) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, restructuring, recapitalization or reorganization; (C) enter into any collective bargaining agreement, successor collective bargaining agreement or amended collective bargaining agreement; (D) change any accounting principle used by it, except for such changes required to be implemented prior to the Effective Time pursuant to generally accepted accounting principles or rules of the SEC; or (E) settle or compromise any litigation brought against it, other than settlements or compromises of any litigation where the amount paid in settlement or compromise (including, without limitation, the cost to PEC and its Subsidiaries or UTI and its Subsidiaries, as the case may be, of complying with any provision of such settlement or compromise other than cash payments) does not exceed $200,000, exclusive of amounts covered by insurance;

                  (viii) (A) enter into any new, or amend any existing, severance agreement or arrangement, deferred compensation arrangement or employment agreement with any officer, director or employee, except that, PEC and UTI may hire additional employees to the extent deemed by their respective management to be in the best interests of PEC or UTI, as the case may be, provided, that neither UTI nor PEC may enter into any employment or severance agreement or any deferred compensation arrangement with any such additional employees, (B) adopt any new, or amend any existing, incentive, retirement or welfare benefit arrangements, plans or programs for the benefit of current, former or retired employees (other than amendments required by law or to maintain the tax qualified status of such plans under the Code), or (C) grant any increases in employee compensation, other than in the ordinary course or pursuant to promotions, in each case consistent with past practice (which shall include normal individual periodic performance reviews and related compensation and benefit increases and bonus payments consistent with past practices);

                  (ix) except in the ordinary course of business consistent with past practice (y) incur any indebtedness for borrowed money or guarantee any such indebtedness in excess of $4,000,000 or issue or sell any debt securities or guarantee any debt securities of others or
         (z) make any loans, advances (other than joint interest billings) or capital contributions to, or investments in, any other person, other than to UTI or any wholly-owned Subsidiary of UTI or to PEC or any wholly-owned Subsidiary of PEC, respectively;

                  (x) authorize or enter into any agreement to do any of the foregoing; or

                  (xi) make any material elections relating to Taxes or compromise any material Tax liability

                  (b) Advice of Changes. Each of UTI and PEC shall promptly advise the other such party orally and in writing of any change or event which would prohibit the Merger or the other transactions contemplated hereby.

                  SECTION 4.2 No Solicitation. During the period from the date of this Agreement until the Effective Time and except as expressly permitted by the following provisions of this Section 4.2, UTI will not, and will not permit or cause any of its Subsidiaries or any of the officers and directors of it or its Subsidiaries to, and shall direct and use its best efforts to cause its Subsidiaries and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, initiate, solicit, or knowingly encourage or otherwise intentionally facilitate any inquiries or the making of any proposal or offer (other than the Merger) with respect to a merger, reorganization, share exchange, consolidation or similar transaction involving, or any purchase of all or a substantial portion of the assets or any equity securities of it or any of its Subsidiaries (any such proposal or offer being hereinafter referred to as a "UTI Acquisition Proposal"). UTI will not, and will not permit or cause any of its Subsidiaries or any of the officers and directors of it or its Subsidiaries to and shall direct and use its best efforts to cause its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person relating to a UTI Acquisition Proposal, whether made before or after the date of this Agreement, or otherwise intentionally facilitate any effort or attempt to make or implement a UTI Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent UTI or its Board of Directors from complying with Rule 14e-2 promulgated under the Exchange Act with regard to a UTI Acquisition Proposal or at any time prior to the time that the Merger shall have been approved by the stockholders of UTI at the UTI Stockholder Meeting (as defined below in Section 5.1(a)) (A) providing information in response to a request therefor by a Person who has made an unsolicited bona fide written UTI

Acquisition Proposal if the Board of Directors receives from the Person so requesting such information an executed confidentiality agreement the terms of which are (without regard to the terms of the UTI Acquisition Proposal) (x) no less favorable to UTI and (y) no less restrictive on the Person requesting such information than those contained in the confidentiality agreement between UTI and PEC dated as of the date of this Agreement (the "Confidentiality Agreement"); (B) engaging in any negotiations or discussions with any Person who has made an unsolicited bona fide written UTI Acquisition Proposal; or (C) recommending such a UTI Acquisition Proposal to the stockholders of UTI, if and only to the extent that, (i) in each such case referred to in clause (A), (B) or
(C) above, the Board of Directors of UTI determines in good faith after consultation with outside legal counsel that such action is necessary in order for its directors to comply with their respective fiduciary duties under applicable law and (ii) in each case referred to in clause (B) or (C) above, the Board of Directors of UTI determines in good faith (after consultation with its financial advisor) that such UTI Acquisition Proposal, if accepted, is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal and the Person making the proposal and would, if consummated, result in a transaction more favorable to UTI's stockholders from a financial point of view than the transaction contemplated by this Agreement (any such more favorable UTI Acquisition Proposal being referred to in this Agreement as a "Superior Proposal"). UTI will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. UTI agrees that it will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 4.2 and in the Confidentiality Agreement. UTI will promptly notify PEC if after the date hereof any such inquiries, proposals or offers are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, any of its representatives indicating, in connection with such notice, the name of such Person and the material terms and conditions of any proposals or offers and thereafter shall keep PEC informed, on a current basis, on the status and terms of any such proposals or offers and the status of any such negotiations or discussions. UTI also will promptly request each Person that has heretofore executed a confidentiality agreement in connection with its consideration of a UTI Acquisition Proposal to return or destroy all confidential information heretofore furnished to such Person by or behalf of it or any of its Subsidiaries. Notwithstanding the foregoing, nothing in this Section 4.2 shall be deemed to prevent UTI from selling or disposing of the capital stock or assets of any Subsidiary (or any actions in preparation or contemplation thereof) to the extent such sale or disposition is permitted by Section 4.1(a). Without limiting the foregoing, it is understood that any violation of the restrictions set forth in this Section 4.2 by an officer or director, employee or representative of it or any of its Subsidiaries shall be deemed a breach of this Section 4.2 by UTI.

                  SECTION 4.3 No Solicitation. During the period from the date of this Agreement until the Effective Time and except as expressly permitted by the following provisions of this Section 4.3, PEC will not, and will not permit or cause any of its Subsidiaries or any of the officers and directors of it or its Subsidiaries to, and shall direct and use its best efforts to cause its Subsidiaries and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, initiate, solicit, or knowingly encourage or otherwise intentionally facilitate any inquiries or the making of any proposal or offer (other than the Merger) with respect to a merger, reorganization, share exchange, consolidation or similar transaction involving, or any purchase of all or a substantial portion of the assets or any equity securities of it or any of its Subsidiaries (any such proposal or offer being hereinafter referred to as a "PEC Acquisition Proposal"). PEC will not, and will not permit or cause any of its Subsidiaries or any of the officers and directors of it or its Subsidiaries to and shall direct and use its best efforts to cause its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person relating to a PEC Acquisition Proposal, whether made before or after the date of this Agreement, or otherwise intentionally facilitate any effort or attempt to make or implement a PEC Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent PEC or its Board of Directors from complying with Rule 14e-2 promulgated under the Exchange Act with regard to a PEC Acquisition Proposal or at any time prior to the time that the Merger shall have been approved by the stockholders of PEC at the PEC Stockholder Meeting (as defined below in Section 5.1(b)) (A) providing information in response to a request therefor by a Person who has made an unsolicited bona fide written PEC Acquisition Proposal if the Board of Directors receives from the Person so requesting such information an executed confidentiality agreement the terms of which are (without regard to the terms of the PEC Acquisition Proposal) (x) no less favorable to PEC and (y) no less restrictive on the Person requesting such information than those contained in the confidentiality agreement between PEC and UTI dated as of the date of this Agreement (the "Confidentiality Agreement"); (B) engaging in any negotiations or discussions with any Person who has made an unsolicited bona fide written PEC Acquisition Proposal; or (C) recommending such a PEC Acquisition Proposal to the stockholders of PEC, if and only to the extent that, (i) in each such case referred to in clause (A), (B) or
(C) above, the Board of Directors of PEC determines in good faith after consultation with outside legal counsel that such action is necessary in order for its directors to comply with their respective fiduciary duties under applicable law and (ii) in each case referred to in clause (B) or (C) above, the Board of Directors of PEC determines in good faith (after consultation with its financial advisor) that such PEC Acquisition Proposal, if accepted, is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal and the Person making the proposal and would, if consummated, result in a transaction more favorable to PEC's stockholders from a financial point of view than the transaction contemplated by this Agreement (any such more favorable PEC Acquisition Proposal being referred to in this Agreement as a "Superior Proposal"). PEC will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. PEC agrees that it will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 4.3 and in the Confidentiality Agreement. PEC will promptly notify UTI if after the date hereof any such inquiries, proposals or offers are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, any of its representatives indicating, in connection with such notice, the name of such Person and the material terms and conditions of any proposals or offers and thereafter shall keep UTI informed, on a current basis, on the status and terms of any such proposals or offers and the status of any such negotiations or discussions. PEC also will promptly request each Person that has heretofore executed a confidentiality agreement in connection with its consideration of a PEC Acquisition

Proposal to return or destroy all confidential information heretofore furnished to such Person by or behalf of it or any of its Subsidiaries. Notwithstanding the foregoing, nothing in this Section 4.3 shall be deemed to prevent PEC from selling or disposing of the capital stock or assets of any Subsidiary (or any actions in preparation or contemplation thereof) to the extent such sale or disposition is permitted by Section 4.1(a). Without limiting the foregoing, it is understood that any violation of the restrictions set forth in this Section
4.3 by an officer or director, employee or representative of it or any of its Subsidiaries shall be deemed a breach of this Section 4.3 by PEC.

                  SECTION 4.4. Accounting and Tax Matters. During the period from the date of this Agreement through the Effective Time, unless the other parties shall otherwise agree in writing, none of PEC or any Subsidiary of PEC, nor UTI or any subsidiary of UTI shall (a) knowingly take or fail to take any action which action or failure to act would jeopardize the treatment of UTI's combination with PEC as a pooling of interests for accounting purposes or (b) knowingly take or fail to take any action which action or failure to act would jeopardize qualification of the Merger as a reorganization within the meaning of
Section 368(a) of the Code.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

                  SECTION 5.1 Stockholder Approval.

                  (a) UTI shall promptly call a meeting of its stockholders (the "UTI Stockholder Meeting") for the purpose of voting upon the Merger and shall use its reasonable best efforts to obtain stockholder approval of the Merger. The UTI Stockholder Meeting shall be held as soon as practicable following the date upon which the S-4 Registration Statement becomes effective, and UTI, through its Board of Directors, subject to fiduciary duties under applicable law, will recommend to its stockholders the approval of the Merger, will not rescind or modify its declaration that the Merger is fair to and advisable and in the best interest of UTI and its stockholders and will take all lawful action to solicit such approval; provided that UTI's Board of Directors may rescind or modify such declaration following receipt of a Superior Proposal.

                  (b) PEC shall promptly call a meeting of its stockholders (the "PEC Stockholder Meeting" and, together with the UTI Stockholder Meeting, the "Stockholder Meetings") for the purpose of voting upon the Merger and the Charter Amendment and shall use its reasonable best efforts to obtain stockholder approval of such matters. PEC will, through its Board of Directors (unless the Board of Directors shall conclude in good faith, after consultation with and based upon the written advice of its outside legal counsel (which advice need not constitute an opinion), that not recommending the Merger and Charter Amendment, or withdrawing or modifying any such recommendation, is necessary in order for the Board of Directors not to breach its fiduciary obligations under applicable law), recommend to its stockholders the approval of the Merger and Charter Amendment and not rescind its declaration that such transactions are fair to and advisable and in the best interest of PEC and its stockholders and take all lawful action to solicit such approval; provided that PEC's Board of Directors may rescind or modify such declaration following receipt of a Superior Proposal. The

PEC Stockholder Meeting shall be on the date of UTI Stockholder Meeting or, if such date is not practicable, on the closest date practicable.

                  SECTION 5.2 S-4 Registration Statement and Joint Proxy Statement. PEC and UTI shall prepare and file with the SEC as soon as practicable a proxy statement for use at the Stockholder Meetings (the "Joint Proxy Statement"), and PEC shall prepare and file with the SEC as soon as practicable the S-4 Registration Statement (including the Joint Proxy Statement as a prospectus therein) and shall use all reasonable efforts to have the S-4 Registration Statement declared effective by the SEC as soon as practicable. PEC shall also take any action required to be taken under state securities or "Blue Sky" laws in connection with the issuance of the Surviving Corporation Common Stock pursuant to the Merger and the exercise of the Substituted Options (as defined in Section 5.7) and the Substituted Warrants (as defined in Section 5.8) after the Effective Time. UTI and PEC shall furnish each other all information concerning UTI and the holders of UTI Common Stock or PEC and the holders of PEC Common Stock, as the case may be, required for use in the S-4 Registration Statement and the Joint Proxy Statement, and UTI and PEC each shall take such other actions as the other may reasonably request in connection with the preparation of the S-4 Registration Statement and the Joint Proxy Statement and the actions to be taken pursuant to this Section 5.2.

                  SECTION 5.3 Access to Information.

                  (a) UTI shall, and shall cause each of its Subsidiaries to, afford to PEC, and to PEC's accountants, counsel, financial advisers and other representatives, reasonable access and permit them to make such inspections as they may reasonably require during the period from the date of this Agreement through the Effective Time to all their respective properties, books, contracts, commitments and records and, during such period, UTI shall, and shall cause each of its Subsidiaries to furnish promptly to PEC (i) access to each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state laws and (ii) all other information concerning UTI, its business, properties and personnel as PEC may reasonably request. UTI shall be entitled to have a representative present at any such inspection. Notwithstanding the foregoing, UTI shall not be obligated to provide any information if UTI shall have been advised by legal counsel that the provision of such information may violate Federal or State antirust laws. Except as required by law, PEC will hold, and will cause its affiliates, associates and representatives to hold, any nonpublic information in confidence until such time as such information otherwise becomes publicly available and shall use its reasonable best efforts to ensure that such affiliates, associates and representatives do not disclose such information to others without the prior written consent of UTI. In the event of termination of this Agreement for any reason, PEC shall promptly return or destroy all nonpublic documents so obtained from UTI and any copies made of such documents for PEC. PEC shall not, and shall cause its affiliates, associates and representatives not to, use any nonpublic information regarding UTI and its Subsidiaries in any way detrimental to UTI and its Subsidiaries.

                  (b) PEC shall, and shall cause each of its Subsidiaries to, afford to UTI, and to UTI's accountants, counsel, financial advisers and other representatives, reasonable access and permit them to make such inspections as they may reasonably require during the period from the date of this Agreement through the Effective Time to all their respective properties, books, contracts, commitments and records and, during such period, PEC shall, and shall cause each of its Subsidiaries to, furnish promptly to UTI (i) access to each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state laws and (ii) all other information concerning PEC, its business, properties and personnel as UTI may reasonably request. PEC shall be entitled to have a representative present at any such inspection. Notwithstanding the foregoing, PEC shall not be obligated to provide any information if PEC shall have been advised by legal counsel that the provision of such information may violate Federal or State antirust laws. Except as required by law, UTI will hold, and will cause its affiliates, associates and representatives to hold, any nonpublic information in confidence until such time as such information otherwise becomes publicly available and shall use its reasonable best efforts to ensure that such affiliates, associates and representatives do not disclose such information to others without the prior written consent of PEC. In the event of termination of this Agreement for any reason, UTI shall promptly return or destroy all nonpublic documents so obtained from PEC and any copies made of such documents for UTI. UTI shall not, and shall cause its affiliates, associates and representatives not to, use any nonpublic information regarding PEC in any way detrimental to PEC and its Subsidiaries.

                  (c) No investigation pursuant to this Section 5.3 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

                  SECTION 5.4 Compliance with the Securities Act; Pooling of Interests. Each of PEC and UTI shall deliver to the other party, no later than 20 days after the date of this Agreement, a letter identifying each person whom it reasonably believes is an "affiliate" of such party for purposes of Rule 145 under the Securities Act. Thereafter and until the date of UTI Stockholder Meeting or the PEC Stockholder Meeting, as the case may be, each of PEC and UTI shall identify to the other party each additional person whom it reasonably believes to have thereafter become an "affiliate." Each of PEC and UTI shall use its reasonable best efforts to cause each person who is identified as an "affiliate" pursuant to the two immediately preceding sentences to deliver to PEC (for itself and as the Surviving Corporation) and UTI, not later than the date 30 days prior to the expected Effective Time, a written agreement, substantially in the form of Exhibit I(A) or (B) to this Agreement, as applicable.

                  SECTION 5.5 Nasdaq National Market. PEC shall use its reasonable best efforts to list on the Nasdaq National Market, upon official notice of issuance, the shares of Surviving Corporation Common Stock to be issued in connection with the Merger and pursuant to the Substituted Options and UTI Stock Plans (as defined in Section 5.7) and Substituted Warrants (as defined in SECTION 5.8).

                  SECTION 5.6 Expenses. The Surviving Corporation shall pay all charges and expenses, including those of the Exchange Agent, in connection with the transactions contemplated in Article I. Except as otherwise provided in Sections 7.5(b) and 7.5(c), whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such expense, except that the expenses incurred in connection with the filing fees for the S-4 Registration Statement and the HSR filing and printing and mailing the

Joint Proxy Statement and the S-4 Registration Statement shall be shared equally by PEC and UTI.

                  SECTION 5.7 UTI Stock Options; UTI Stock Plans. No later than the Effective Time, each option to purchase shares of UTI Common Stock (a "UTI Stock Option") which is outstanding immediately prior to the Effective Time pursuant to UTI's stock option plans in effect on the date of this Agreement (the "UTI Stock Plans") shall become and represent an option to purchase the number of shares of Surviving Corporation Common Stock (a "Substituted Option") (decreased to the nearest full share) determined by multiplying (i) the number of shares of UTI Common Stock subject to such UTI Stock Option immediately prior to the Effective Time by (ii) the Exchange Ratio, at an exercise price per share of Surviving Corporation Common Stock (rounded down to the nearest whole cent) equal to the exercise price per share of UTI Common Stock immediately prior to the Effective Time divided by the Exchange Ratio. PEC shall pay cash to holders of UTI Stock Options in lieu of issuing fractional shares of Surviving Corporation Common Stock upon the exercise of Substituted Options for shares of Surviving Corporation Common Stock. After the Effective Time, except as provided above in this Section 5.7, each Substituted Option shall be exercisable upon the same terms and conditions as were applicable under the related UTI Stock Option after giving effect to any existing provision in UTI Stock Plans that provide for the automatic acceleration of vesting upon consummation of change in control of UTI. In the case of any UTI Stock Option to which Section 421 of the Code applies by reason of its qualification under any of Sections 422 and 424 of the Code ("qualified stock options"), the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such Substituted Option shall be determined in such manner so as to comply with
Section 424 of the Code. PEC agrees to take such action as may be required under UTI Stock Plans to effectuate the foregoing, including reservation, issuance and listing of Surviving Corporation Common Stock as is necessary to effectuate the transactions contemplated by this Section 5.7, including execution and delivery, prior to or at the Effective Time, of the UTI Energy Corp. Stock Option Assumption Agreement (the "Stock Option Assumption Agreement"), substantially in the form attached hereto as Exhibit II, to holders of UTI Stock Options.

                  Promptly after the Effective Time, Surviving Corporation shall prepare and file with the SEC a Registration Statement on Form S-8 (the "S-8 Registration Statement") covering the Substituted Options. If necessary to permit reoffers and resales by optionees, PEC shall also prepare a "reoffer prospectus" (as that term is used in General Instruction C-1 of Form S-8) and file the reoffer prospectus with a post-effective amendment to the S-8 Registration Statement and cause any such post-effective amendment to become effective and remain effective for such period as is necessary to permit such reoffers and resales.

                  SECTION 5.8 UTI Warrants. No later than the Effective Time, each warrant to purchase shares of UTI Common Stock (a "UTI Warrant"), which is outstanding immediately prior to the Effective Time shall become and represent at the Effective Time a fully-vested, immediately exercisable warrant to purchase a number of shares of PEC Common Stock (a "Substituted Warrant") (decreased to the nearest full share) determined by multiplying (i) the number of shares of UTI Common Stock subject to such UTI Warrants immediately prior to the Effective Time by (ii) the Exchange Ratio, at an exercise price per share of PEC's Common Stock (rounded down to the nearest whole cent) equal to the exercise price per share of PEC

Common Stock immediately prior to the Effective Time divided by the Exchange Ratio. PEC shall pay cash to holder of UTI Warrants in lieu of issuing fractional shares of PEC Common Stock upon the exercise of Substituted Warrants for shares of PEC Common Stock. PEC agrees to take such action as may be required under the UTI Warrants to effectuate the foregoing, including execution and delivery prior to or at the Effective Time, of the UTI Energy Corp. Warrant Assumption Agreement (the "Warrant Assumption Agreement"), in the form agreeable to the parties, to each holder of UTI Warrants.

                  SECTION 5.9 Reasonable Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other party in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement and the prompt satisfaction of the conditions hereto, including (a) the obtaining of all necessary actions or non-actions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, including, but not limited to, any filing under the Improvements Act, (b) the obtaining of all necessary consents, approvals or waivers from third parties, (c) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (d) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement; provided, however, that neither of the parties shall be under any obligation to take any action to the extent that the Board of Directors of such party shall conclude in good faith, after consultation with and based upon the written advice of the respective outside legal counsel to UTI and PEC (which advice in each case need not constitute an opinion), that such action would cause a breach of that board of directors' fiduciary obligations under applicable law.

                  SECTION 5.10 Public Announcements. Before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, PEC and UTI will consult with each other, and will undertake reasonable efforts to agree upon the terms of such press release, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law or by obligations pursuant to any listing agreement with the Nasdaq National Market.

                  SECTION 5.11 Indemnification; Directors and Officers Insurance. From and after the Effective Time, PEC agrees to indemnify and hold harmless all past and present officers and directors of UTI to the full extent such persons may be indemnified by UTI pursuant to UTI's Restated Certificate of Incorporation, as amended, and Bylaws for acts or omissions occurring at or prior to the Effective Time and shall promptly advance reasonable litigation expenses incurred by such officers and directors (the "Indemnified Party") in connection with investigating, preparing and defending any action arising out of such acts or omissions. In addition, PEC will provide for a period of not less than six years from the Effective Time, UTI's current directors and officers with an insurance and indemnification policy that provides coverage for events occurring through the Effective Time (the "D&O Insurance") that is no less favorable than the existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided; however, that PEC shall not be required to pay an annual premium for the D&O Insurance in excess of two times the last annual premium paid by UTI prior to the date hereof, which annual premium UTI represents and warrants to have been $150,000 in the aggregate), but in such case shall purchase as much coverage as possible for such amount. If the Surviving Corporation or any of its successors or assigns (i) consolidated with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then in each such case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation, which shall be financially responsible persons or entities, assume the obligations set forth in this Section 5.11. The provisions of this Section 5.11 are intended to be for the benefit of and shall be enforceable by, the parties hereto and each Indemnified Party and his or her heirs and representatives.

                  SECTION 5.12 Employee Benefits. At the Effective Time, all UTI Benefit Plans, other than the UTI Stock Plans, the UTI Energy Corporation 401(k) Plan and any other qualified plan, shall terminate, and subject to all applicable laws, and all vested rights and benefits of such benefit plans and programs shall be distributed to the eligible recipients in accordance with the terms of such plans of UTI; with respect to the UTI Energy Corporation 401(k) Plan, the parties may elect prior to the Effective Time to freeze benefit accruals thereunder as of the Effective Time. The officers and employees of UTI who continue as employees of the PEC and its Subsidiaries, shall be provided with employee benefits under plans and programs which, in the aggregate, are no less favorable than those provided pursuant to the plans and programs of PEC and its Subsidiaries in effect on the date hereof for the benefit of all officers and employees of PEC or any of its Subsidiaries (including but not limited to stock option, life insurance, medical, profit sharing (including 401(k)), severance, salary continuation and fringe benefits). For purposes of eligibility to participate in and vesting in benefits provided to officers and employees, individuals who are officers and employees of UTI at the Effective Time who continue as employees of the Surviving Corporation, will be immediately eligible to participate in any qualified plan maintained and sponsored by PEC or its Subsidiaries and will be credited with vesting service for their years of service with UTI and its Subsidiaries and years of service with prior employers to the extent service with prior employers is taken into account under analogous plans of UTI. PEC and its Subsidiaries will take such actions as are necessary so that each employee of UTI who continues as an employee of PEC or one of its Subsidiaries shall not be subject to preexisting condition exclusions or waiting periods for welfare benefit plan coverages under any PEC Benefit Plan and shall receive full credit for any copayments and deductibles already incurred under a UTI Benefit Plan during the applicable year in which the Effective Time occurs.

                  SECTION 5.13 Takeover Statutes. If any "fair price," "moratorium," "control share acquisition" or other antitakeover statute or regulation enacted under state or federal laws in the United States, including, without limitation, Section 203 of the DGCA Code (each, a "Takeover Statute," and collectively, "Takeover Statutes"), is or may become applicable to the Merger, UTI or the transactions contemplated thereby, UTI and the members of the its Board of Directors will grant such approvals and take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and thereby and otherwise act to eliminate or minimize the effects of any Takeover Statute on any of the transactions contemplated hereby or thereby.

                  SECTION 5.14 Tax Matters. (a) Each of PEC and UTI shall use its best efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368(a) of the Code, and neither UTI nor PEC (nor any of their respective Subsidiaries) will take or omit to take any action (whether before, at or after the Effective Time) that would cause the Merger not to be so treated. PEC and UTI will furnish such certificates as may be reasonably requested by legal counsel to PEC and UTI in connection with the rendering of the opinions described in Sections 6.2(f) and 6.3(d).

                  (b) The parties and their Subsidiaries will characterize the Merger as a reorganization with the meaning of Section 368(a)(1)(A) of the Code in all federal, state and local Tax Returns and other filings.

                  SECTION 5.15 Registration Rights Relating to UTI Common Stock. Surviving Corporation shall assume the registration rights covering an equivalent number of shares of Surviving Corporation Common Stock relating to the 4,832,774 shares of UTI Common Stock (including the 121,500 shares of UTI Common Stock underlying the UTI Warrants) covered by the registration rights agreements to which UTI is a party as of the date of this Agreement (treating for that purpose UTI as the Issuer and UTI Common Stock as the Registrable Securities thereunder, and construing the other provisions thereof accordingly).

                  SECTION 5.16 Letter of UTI's Accountants. UTI shall use its best efforts to cause to be delivered to PEC a letter of Ernst & Young LLP, UTI's independent public accountants, dated a date within two business days before the date on which the S-4 shall become effective and addressed to PEC and UTI, in form and substance reasonably satisfactory to PEC and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the S-4. In connection with UTI's efforts to obtain such letter, if requested by UTI, PEC shall provide a representation letter to Ernst & Young LLP complying with SAS 72, if then required.

                   SECTION 5.17 Letter of PEC's Accountants. PEC shall use its best efforts to cause to be delivered to UTI a letter of PricewaterhouseCoopers L.L.P., PEC's independent public accountants, dated a date within two business days before the date on which the S-4 shall become effective and addressed to UTI and PEC, in form and substance reasonably satisfactory to UTI and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the S-4. In connection with PEC's efforts to obtain such letter, if requested by PEC, UTI shall provide a representation letter to PricewaterhouseCoopers L.L.P. complying with SAS 72, if then required.

                  SECTION 5.18 Legal Conditions to Merger.

                  (a) Except as otherwise provided herein, each of UTI, PEC will take all reasonable actions necessary to comply promptly with all legal requirements that may be imposed on such party with respect to the Merger (including, without limitation, furnishing all information required under the HSR Act and in connection with approvals of or filings with any other Governmental Entity) and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their Subsidiaries in connection with the Merger. Each of UTI and PEC will, and will cause its respective Subsidiaries to, take all actions necessary to obtain (and will cooperate with each other in obtaining) any consent, acquiescence, authorization, order or approval of, or any exemption or nonopposition by, any Governmental Entity or court required to be obtained or made by UTI, PEC or any of their Subsidiaries in connection with the Merger or the taking of any action contemplated thereby or by this Agreement, including complying with any requests or orders made by the Justice Department or the Federal Trade Commission in connection with the Merger.

                  (b) Each of the parties hereto shall file a premerger notification and report form under the HSR Act with respect to the Merger as promptly as reasonably possible following execution and delivery of this Agreement. Each of the parties agrees to use reasonable efforts to promptly respond to any request for additional information pursuant to Section (e)(1) of the HSR Act. Except as otherwise required by United States regulatory considerations, UTI will furnish to PEC copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof (collectively, "UTI HSR Documents") between UTI, or any of its respective representatives, on the one hand, and any governmental entity, or members of the staff of such agency or authority, on the other hand, with respect to this Agreement or the Merger; provided; however, that (i) with respect to documents and other materials filed by or on behalf of UTI with the Antitrust Division of the Department of Justice, the Federal Trade Commission, or any state attorneys general that are available for review by PEC, copies will not be required to be provided to PEC and (ii) with respect to any UTI HSR Documents (A) that contain any information which, in the reasonable judgment of legal counsel to UTI, Fulbright & Jaworski L.L.P. should not be furnished to PEC because of antitrust considerations or (B) relating to a request for additional information pursuant to Section (3)(1) of the HSR Act, the obligation of UTI to furnish any such UTI HSR Documents to PEC shall be satisfied by the delivery of such UTI HSR Documents on a confidential basis to Baker & Hostetler LLP, legal counsel to PEC, pursuant to a confidentiality agreement in form and substance reasonably satisfactory to PEC. Except as otherwise required by United States regulatory considerations, PEC will furnish to UTI copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof (collectively, "PEC HSR Documents")) between PEC or any of its representatives, on the one hand, and any Governmental Entity, or member of the staff of such agency or authority, on the other hand, and any Governmental Entity, or member of the staff of such agency or authority, on the other hand, with respect to this Agreement or the Merger; provided, however, that (iii) with respect to documents and other materials filed by or on behalf of PEC with the Antitrust Division of the Department of Justice, the Federal Trade Commission, or any state attorneys general that are available for review by UTI, copies will not be required to be provided to UTI; and (iv) with respect to any PEC HSR Documents (A) that contain information which, in the reasonable judgment of Baker & Hostetler LLP, should not be furnished to UTI because of antitrust considerations or (B) relating to a request for additional information pursuant to Section (3)(1) of the HSR Act, the obligation of PEC to furnish any such PEC HSR Documents to UTI shall be satisfied by the delivery of such PEC HSR Documents on a confidential basis to Fulbright & Jaworski L.L.P. pursuant to a confidentiality agreement in form and substance reasonably satisfactory to UTI.

                  (c) Nothing contained in this Agreement shall be construed so as to require PEC or the UTI, or any of their respective Subsidiaries or affiliates, to sell, license, dispose of, or hold separate, or to operate in any specified manner, any material assets or businesses of PEC, UTI or the Surviving Corporation (or to require PEC, UTI or any of their respective Subsidiaries or affiliates to agree to any of the foregoing). The obligations of each party under Section 5.9 to use reasonable efforts with respect to antitrust matters shall be limited to compliance with the reporting provisions of the HSR Act and with its obligations under this Section 5.18.

               SECTION 5.19 Third Party Standstill Agreements. During the period from the date of this Agreement through the effective time of the Merger, neither UTI, PEC nor any Subsidiaries of UTI or PEC to the extent the same involves a significant transaction involving UTI or PEC shall terminate, amend, modify or waive any provision of any standstill or similar agreement to which it is a party. During such period, UTI, PEC and any Subsidiaries of UTI, or PEC shall enforce to the fullest extent permitted under applicable law, the provisions of any such agreement, including, but not limited to, by obtaining injunctions to prevent any breaches of such agreement and to enforce specifically the terms and provisions thereof in any court having jurisdiction.

                                   ARTICLE VI

                            CONDITIONS TO THE MERGER

                  SECTION 6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment or waiver (where permissible) at or prior to the Effective Time of each of the following conditions:

                  (a) Stockholder Approval. The Merger shall have been adopted by the affirmative vote of the holders not less than a majority of the outstanding shares of UTI Common Stock, and the Agreement and the Charter Amendment shall have been adopted by the affirmative vote of the holders of not less than a majority of the outstanding shares of PEC Common Stock.

                  (b) Nasdaq National Market Listing. The Surviving Corporation Common Stock issuable in the Merger and pursuant to the Substituted Options and Substituted Warrants shall have been authorized for listing on the Nasdaq National Market, upon official notice of issuance.

                  (c) HSR Act. The applicable waiting period under the HSR Act shall have expired or been terminated.

                  (d) S-4 Registration Statement. The S-4 Registration Statement shall have become effective in accordance with the provisions of the Securities Act. No stop order suspending the effectiveness of the S-4 Registration Statement shall have been issued by the SEC and remain in effect. All necessary state securities or "Blue Sky" authorizations shall have been received.

                  (e) No Order. No Governmental Entity or court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of prohibiting the Merger or the transactions contemplated hereby; provided that, in the case of any such decree, injunction or other order, each of the parties shall have used reasonable best efforts to prevent the entry of any such injunction or other order and to appeal as promptly as practicable any decree, injunction or other order that may be entered.

                  SECTION 6.2 Conditions to Obligations of UTI. The obligation of UTI to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions; provided that UTI may waive any of such conditions in its sole discretion:

                  (a) Performance of Agreements and Covenants. PEC shall have performed in all material respects each of its agreements contained in this Agreement required to be performed on or prior to the Effective Time, and UTI shall have received a certificate signed on behalf of PEC by appropriate officers of PEC to such effect.

                  (b) Representations and Warranties. Each of the representations and warranties of PEC contained in this Agreement that is qualified by materiality shall be true and correct on and as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Effective Time as if made on and as of such date and each of the representations and warranties that is not so qualified shall be true and correct in all material respects on and as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Effective Time as if made on and as of such date, and UTI shall have received a certificate signed on behalf of PEC by appropriate officers of PEC to such effect.

                  (c) Third-Party Consents. All required authorizations, consents or approvals of any third party (other than a governmental entity), the failure to obtain which would have a Material Adverse Effect on PEC (assuming the Merger had taken place), shall have been obtained.

                  (d) The Stock Option Assumption Agreements referred to in
Section 5.7 shall have been executed and delivered by the PEC.

                  (e) The Warrant Assumption Agreements referred to in Section
5.8 shall have been executed and delivered by PEC.

                  (f) Tax Opinion of Fulbright & Jaworski L.L.P. UTI shall have received the opinion of Fulbright & Jaworski L.L.P., counsel to UTI, dated the Effective Time, to the effect that the Merger will be treated for federal income tax purposes as a reorganization transaction described in Section 368(a) of the Code. In rendering such opinion, such counsel may require and rely upon representations of fact contained in certificates of UTI and PEC.

                  (g) Opinion of Baker & Hostetler LLP. UTI shall have received an opinion from Baker & Hostetler LLP, counsel to PEC, dated the Effective Time, substantially to the effect that:

                  (i) The incorporation, existence and good standing of PEC are as stated in this Agreement; the authorized shares of PEC are as stated in this Agreement; all outstanding shares of Surviving Corporation Common Stock are duly and validly authorized and issued, fully paid and nonassessable and have not been issued in violation of any preemptive right of any stockholders.

                  (ii) PEC has full corporate power and authority to execute, deliver and perform this Agreement and this Agreement has been duly authorized, executed and delivered by PEC and (assuming due and valid authorization, execution and delivery by UTI) constitutes the legal, valid and binding agreement of PEC, enforceable against PEC in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

                  (iii) PEC has full corporate power and authority to execute, deliver and perform each of the Stock Option Assumption Agreements and each of the Warrant Assumption Agreements and each such Stock Option Assumption Agreement and Warrant Assumption Agreement has been duly authorized, executed and delivered by PEC and (assuming due and valid execution and delivery by the other party to such Stock Option Assumption Agreement and Warrant Assumption Agreement) each constitutes the legal, valid and binding agreement of PEC, enforceable against PEC in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

                  (iv) The execution and performance by PEC of this Agreement and the various Stock Option Assumption Agreements and Warrant Assumption Agreements will not violate the Restated Certificate of Incorporation, as amended, or Bylaws of PEC and, to the knowledge of such counsel, will not violate, result in a breach of or constitute a default under any material lease, mortgage, contract, agreement, instrument, law, rule, regulation, judgment, order or decree to which PEC is a party or by which it or any of its properties or assets may be bound.

                  (v) To the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental agency or body which has not been obtained is required on behalf of PEC for the consummation of the transactions contemplated by this Agreement, the Stock Option Assumption Agreements or the Warrant Assumption Agreements.

                  (vi) To the knowledge of such counsel, there are no actions, suits or proceedings, pending or threatened against or affecting PEC or its Subsidiaries by any Governmental Entity which seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement.

                  (vii) (A) At the time the S-4 Registration Statement became effective, the S-4 Registration Statement and the Joint Proxy Statement (other than the financial statements and related notes, financial data, statistical data and supporting schedules included therein, and information relating to or supplied by UTI as to which such counsel expresses no opinion) complied as to form in all material respects with the requirements of the Securities Act and the Exchange Act.

                           (B) In the course of the preparation of the S-4
                  Registration Statement and the Joint Proxy Statement such counsel has considered the information set forth therein in light of the matters required to be set forth therein, and has participated in conferences with officers and representatives of UTI and PEC, including their respective counsel and independent public accountants, during the course of which the contents of the S-4 Registration Statement and the Joint Proxy Statement and related matters were discussed. Such counsel has not independently checked the accuracy or completeness of, or otherwise verified, and accordingly is not passing upon, and does not assume responsibility for, the accuracy, completeness or fairness of the statements contained in the S-4 Registration Statement or the Joint Proxy Statement; and such counsel has relied as to materiality, to a large extent, upon the judgment of officers and representatives of UTI and PEC. However, as a result of such consideration and participation, nothing has come to such counsel's attention which causes such counsel to believe that the S-4 Registration Statement (other than the financial statements and related notes, financial data, statistical data and supporting schedules included therein, and information relating to or supplied by UTI as to which such counsel expresses no belief), at the time it became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Joint Proxy Statement (other than the financial statements and related notes, financial data, statistical data and supporting schedules included therein, and information relating to or supplied by UTI, as to which such counsel expresses no belief), at the time the S-4 Registration Statement became effective, at the time of mailing or at the time of the Stockholder Meetings, included any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (viii) The shares of PEC Common Stock to be issued pursuant to this Agreement, and any shares of Surviving Corporation Common Stock issuable upon exercise of the Substituted Options or Substituted Warrants will be, when so issued, duly authorized, validly issued and outstanding, fully paid and nonassessable and have not been issued in violation of any preemptive right of any stockholder.

                  (ix) The shares of PEC Common Stock included in the S-4 Registration Statement and the shares of Surviving Corporation Common Stock issuable upon exercise of the Substituted Options and Substituted Warrants have been listed on the Nasdaq National Market subject to official notice of issuance.

In rendering such opinion, counsel for PEC may rely as to matters of fact upon the representations of officers of PEC contained in any certificate delivered to such counsel and certificates of public officials. Such opinion shall be limited to the General Corporation Law of the State of Delaware and the laws of the United States of America and the State of Texas.

                  (h) PEC Board of Directors. PEC's Board of Directors shall have taken all necessary and appropriate actions to cause the number of directors comprising the full Board of Directors of PEC at the Effective Time to be increased by 4 and the vacancies thus created to be filled at the Effective Time by the election of 5 new directors, each of whom shall have been designated by UTI prior to the Effective Time.

                  SECTION 6.3 Conditions to Obligations of PEC. The obligations of PEC to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions, provided that PEC may waive any such conditions in its sole discretion:

                  (a) Performance of Agreements and Covenants. UTI shall have performed in all material respects each of its agreements contained in this Agreement required to be performed on or prior to the Effective Time, and PEC shall have received a certificate signed on behalf of UTI by appropriate officers of UTI to such effect.

                  (b) Each of the representations and warranties of UTI contained in this Agreement that is qualified by materiality shall be true and correct on and as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Effective Time as if made on and as of such date and each of the representations and warranties that is not so qualified shall be true in all material respects on and as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Effective Time as if made on and as of such date, and PEC shall have received a certificate signed on behalf of UTI by appropriate officers of UTI to such effect.

                  (c) Third-Party Consents. All required authorizations, consents or approvals of any third party (other than a Governmental Entity), the failure to obtain which would have a Material Adverse Effect on PEC (assuming the Merger had taken place), shall have been obtained.

                  (d) Tax Opinion of Baker & Hostetler LLP. PEC shall have received the opinion of Baker & Hostetler LLP, counsel to the PEC, dated the Effective Time, to the effect that the Merger will be treated for federal income tax purposes as a reorganization transaction described in Section 368(a) of the Code. In rendering such opinion, such counsel may require and rely upon representations of fact contained in certificates of UTI and PEC.

                  (e) Opinion of Fulbright & Jaworski L.L.P. PEC shall have received an opinion of counsel from Fulbright & Jaworski L.L.P., counsel to UTI, dated the Effective Time, substantially to the effect that:

                  (i) The incorporation, existence, and good standing of UTI are as stated in this Agreement; the authorized shares of UTI Common Stock are as stated in this Agreement; all outstanding shares of UTI Common Stock are duly and validly authorized and issued, fully paid and non-assessable and have not been issued in violation of any preemptive right of stockholders. (ii) UTI has full corporate power and authority to execute, deliver and perform this Agreement and this Agreement has been duly authorized, executed and delivered by UTI, and (assuming the due and valid authorization, execution and delivery by PEC and Sub) constitutes the legal, valid and binding agreement of UTI enforceable against UTI in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

                  (iii) The execution and performance by UTI of this Agreement will not violate the Restated Certificate of Incorporation, as amended, or Bylaws of UTI and will not violate, result in a breach of, or constitute a default under, any material lease, mortgage, contract, agreement, instrument, law, rule, regulation, judgment, order or decree known to such counsel to which UTI is a party or to which they or any of their properties or assets may be bound.

                  (iv) To the knowledge of such counsel, there are no actions, suits or proceedings, pending or threatened against or affecting UTI, by any Governmental Entity which seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement.

                  (v) To the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental agency or body which has not been obtained is required on behalf of UTI for consummation of the transactions contemplated by this Agreement.

                  (vi) (A) At the time the S-4 Registration Statement became effective, the Joint Proxy Statement (other than the financial statements and related notes, financial data, statistical data and supporting schedules included therein, and information relating to or supplied by PEC or UTI as to which such counsel expresses no opinion) complied as to form in all material respects with the requirements of the Exchange Act.

                           (B) In the course of the preparation of the Joint
                  Proxy Statement such counsel has considered the information set forth therein in light of the matters required to be set forth therein, and has participated in conferences with officers and representatives of UTI and PEC, including their respective counsel and independent public accountants, during the course of which the contents of the Joint Proxy Statement and related matters were discussed. Such counsel has not independently checked the accuracy or completeness of, or otherwise verified, and accordingly is not passing upon, and does not assume responsibility for, the accuracy, completeness or fairness of the statements contained in the Joint Proxy Statement; and such counsel has relied as to materiality, to a large extent, upon the judgment of officers and representatives of UTI and PEC. However, as a result of such consideration and participation, nothing has come to such counsel's attention which causes such counsel to believe that the Joint Proxy Statement (other than the financial statements and related notes, financial data, statistical data and supporting schedules included therein, and information relating to or supplied by or PEC, as to which such counsel expresses no belief, at the time it became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Joint Proxy Statement (other than the financial statements and related notes, financial data, statistical data and supporting schedules included therein, and information relating to or supplied by PEC or Sub, as to which such counsel expresses no belief), at the time the S-4 Registration Statement became effective, at the time of mailing or at the time of the Stockholder Meetings, included any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  In rendering such opinion, counsel for UTI may rely as to matters of fact upon the representations of officers of UTI contained in any certificate delivered to such counsel and certificates of public officials.

                                   ARTICLE VII

                        TERMINATION, AMENDMENT AND WAIVER

                  SECTION 7.1 Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval by stockholders of UTI and PEC referred to in Section 5.1(a) and (b), by mutual written consent of UTI and PEC by action of their respective Boards of Directors.

                  SECTION 7.2 Termination by Either PEC or UTI. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the Board of Directors of either PEC or UTI if (i) the Merger shall not have been consummated by June 30, 2001,whether such date is before or after the date of approval by the stockholders of UTI or PEC (the "Termination Date"); provided, however, that if either PEC or UTI determines that additional time is necessary in connection with obtaining any governmental consents, the Termination Date may be extended by PEC or UTI from time to time by written notice to the other party to a date not beyond August 31, 2001, (ii) the approval of UTI's stockholders required by Section 5.1(a) shall not have been obtained at the UTI Stockholder Meeting or at any adjournment or postponement thereof, (iii) the approval of PEC's stockholders as required by
Section 5.1(b) shall not have been obtained at the PEC Stockholder Meeting or at any adjournment or postponement thereof or (iv) any order permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall become final and non-appealable (whether before or after the approval by the stockholders of UTI or PEC); provided that the right to terminate this Agreement pursuant to clause (i) above shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure of the Merger to be consummated.

                  SECTION 7.3 Termination by UTI. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval by stockholders of UTI referred to in
Section 5.1(a), by action of the Board of Directors of UTI:

                  (a) if (i) UTI is not in material breach of Section 4.2, (ii) the Merger shall not have been approved by the stockholders of UTI at the UTI Stockholder Meeting, (iii) the Board of Directors of UTI authorizes UTI, subject to complying with the terms of this Agreement, to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal and UTI notifies PEC in writing that it intends to enter into such an agreement attaching the most current version of such agreement to such notice, (iv) PEC does not make, within five business days of receipt of UTI's written notification of its intention to enter into a binding agreement for a Superior Proposal, an offer that the Board of Directors of UTI determines, in good faith after consultation with its financial advisors, is at least as favorable, from a financial point of view, to the stockholders of UTI as the Superior Proposal and
(v) if so requested in writing by PEC prior to UTI's termination pursuant to this Section 7.3(a), UTI, prior to such termination, pays to PEC in immediately available funds the fees required to be paid pursuant to Section 7.5(b). UTI agrees (x) that it will not enter into a binding agreement referred to in clause
(iii) above until at least the sixth business day after it has provided the notice to PEC required thereby and (y) to notify PEC promptly if its intention to enter into a written agreement referred to in its notification shall change at any time after giving such notification; or

                  (b) if there is a breach by PEC of any representation, warranty, covenant or agreement contained in this Agreement that cannot be cured and would cause a condition set forth in Section 6.2(a) or (b) to be incapable of being satisfied; or

                  (c) if (i) the Merger shall not have been approved by the stockholders of PEC at the PEC Stockholder Meeting, (ii) UTI is not in material breach of Section 4.2, (iii) UTI has not entered into a binding agreement for a Superior Proposal or the Board of Directors of UTI shall not have withdrawn or adversely modified its approved or recommended action of this Agreement or failed to confirm its recommendation of this Agreement or the Merger within five business days after a written request by PEC to do so, and (iv) UTI is not in breach of any representations, warranties or covenants contained in this Agreement that cannot be cured and would cause a condition set forth in Section 6.3(a) or (b) to be incapable of being satisfied.

                  SECTION 7.4 Termination by PEC. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval by the stockholders of PEC at the PEC Stockholder Meeting, by action of the Board of Directors of PEC:

                  (a) if (i) PEC is not in material breach of Section 4.3, (ii) the Merger shall not have been approved by the stockholders of PEC at the PEC Stockholder Meeting, (iii) the Board of Directors of PEC authorizes PEC, subject to complying with the terms of this Agreement, to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal and PEC notifies UTI in writing that it intends to enter into such an agreement attaching the most current version of such agreement to such notice, (iv) UTI does not make, within five business days of receipt to PEC's written notification of its intention to enter into a binding agreement for a Superior Proposal, an offer that the Board of Directors of PEC determines, in good faith after consultation with its financial advisors, is at least as favorable, from a financial point of view, to the stockholders of PEC as the Superior Proposal, and (v) if so requested in writing by UTI prior to PEC's termination pursuant to this Section 7.4(a), PEC, prior to termination, pays to UTI in immediately available funds the fees required to be paid pursuant to Section 7.5(c). PEC agrees (x) that it will not enter into a binding agreement referred to in clause (iii) above until at least the sixth business day after it has provided the notice to UTI required thereby and (y) to notify UTI promptly of its intention to enter into a written agreement referred to in its notification shall change at any time after giving such notification; or

                  (b) if there is a breach by UTI of any representation, warranty, covenant or agreement contained in this Agreement that cannot be cured and would cause a condition set forth in Section 6.3(a) or (b) to be incapable of being satisfied; or

                  (c) if (i) the Merger shall not have been approved by the stockholders of UTI at the UTI Stockholder Meeting, (ii) PEC is not in material breach of Section 4.3, (iii) PEC has not entered into a binding agreement for a Superior Proposal or the Board of Directors of PEC shall not have withdrawn or adversely modified its approved or recommended action of this Agreement or failed to confirm its recommendation of this Agreement or the Merger within five business days after a written request by UTI to do so, and (iv) PEC is not in breach of any representations, warranties or covenants contained in this Agreement that cannot be cured and would cause a condition set forth in Section 6.2(a) or (b) to be incapable of being satisfied.

                  SECTION 7.5 Effect of Termination and Abandonment.

                  (a) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VII, this Agreement (other than as set forth in Section 8.1) shall become void and of no effect with no liability on the party of any party hereto (or of any of its directors, officers, employees, agents, legal and financial advisors or other representatives); provided, however, except as otherwise provided herein, no such termination shall relieve any party hereto of any liability or damages resulting from any willful or grossly negligent breach of this Agreement.

                  (b) In the event that (i) a UTI Acquisition Proposal shall have been made to UTI or any of its Subsidiaries or any of its stockholders or any Person shall have publicly announced an intention (whether or not conditional) to make a UTI Acquisition Proposal with respect to UTI or any of its Subsidiaries and thereafter this Agreement is terminated by either PEC or UTI pursuant to Section 7.2(ii), or (ii) this Agreement is terminated by UTI pursuant to Section 7.3(a), then UTI shall promptly, but in no event later than two days after the date PEC makes a written request for payment, pay PEC a termination fee of $32,500,000 and shall promptly, but in no event later than two days after being notified of such by PEC, pay to PEC an amount equal to all of the charges and expenses incurred by PEC in connection with this Agreement and the transactions contemplated by this Agreement up to a maximum amount of $2,500,000, in each case payable by wire transfer of same day funds.

                  (c) In the event that (i) a PEC Acquisition Proposal shall have been made to PEC or any of its Subsidiaries or any of its stockholders or any Person shall have publicly announced an intention (whether or not conditional) to make a PEC Acquisition Proposal with respect to PEC or any of its Subsidiaries and thereafter this Agreement is terminated by either UTI or PEC pursuant to Section 7.2(iii), or (ii) this Agreement is terminated by PEC pursuant to Section 7.4(a), then PEC shall promptly, but in no event later than two days after the date UTI makes a written request for payment, pay UTI a termination fee of $32,500,000 and shall promptly, but in no event later than two days after being notified of such by UTI, pay to UTI an amount equal to all of the charges and expenses incurred by UTI in connection with this Agreement and the transactions contemplated by this Agreement up to a maximum amount of $2,500,000, in each case payable by wire transfer of same day funds.

                  (d) In the event that this Agreement is terminated by UTI pursuant to Section 7.3 (c), then PEC shall promptly, but in no event later that two days after the date UTI makes a written request for payment, pay UTI a termination fee of $2,500,000 and shall promptly, but in no event later than two days after being notified as such by UTI, pay to UTI an amount equal to all of the out of pocket charges and expenses incurred by UTI in connection with this Agreement and the transactions contemplated for this Agreement up to a maximum of $2,500,000 in each case payable by wire transfer.

                  (e) In the event that this Agreement is terminated by PEC pursuant to Section 7.4 (c), then UTI shall promptly, but in no event later that two days after the date PEC makes a written request for payment, pay PEC a termination fee of $2,500,000 and shall promptly, but in no event later than two days after being notified as such by PEC, pay to PEC an amount equal to all of the out of pocket charges and expenses incurred by PEC in connection with this Agreement and the transactions contemplated for this Agreement up to a maximum of $2,500,000 in each case payable by wire transfer.

                  (f) UTI and PEC each acknowledge that the agreements contained in Sections 7.5(b), (c), (d) and (e) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, UTI and PEC would not enter into this Agreement; accordingly, if UTI fails to promptly pay the amount due pursuant to Section 7.5(b) or (e), or PEC fails to promptly pay the amount due pursuant to Section 7.5(c) or (d) and, in order to obtain such payment, PEC or UTI, as the case may be, commences a suit which results in a judgment against PEC or UTI, as the case may be, for the fee set forth in this
Section 7.5, UTI shall pay to PEC or PEC shall pay to UTI, as the case may be, its costs and expenses (including attorneys' fees) in connection with such suit, together with interest from the date of termination of this Agreement on the amounts owed at the prime rate of Wells Fargo Bank in effect from time to time during such period plus two percent.

                  SECTION 7.6 Amendment. This Agreement may be amended by the parties hereto, by or pursuant to action taken by their respective Boards of Directors, at any time before or after approval of the Merger by the stockholders of UTI or PEC, but, after any such approval by stockholders of UTI, no amendment shall be made which changes the Exchange Ratio as provided in
Section 1.7 or which in any way materially adversely affects the rights of such stockholders, without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                  SECTION 7.7 Waiver. At any time prior to the Effective Time, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein which may legally be waived. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

                  SECTION 8.1 Survival. This Article VIII and the agreements of UTI and PEC contained in Section 5.7 (UTI Stock Options; UTI Stock Plans);
Section 5.8 (UTI Warrants); Section 5.11 (Indemnification; Directors and Officers Insurance); Section 5.12 (Employee Benefits) and Section 5.15 (Registration Rights Relating to UTI Common Stock) shall survive consummation of the Merger. This Article VIII, Section 5.6 (Expenses) and Section 7.5 (Effect of Termination and Abandonment) shall survive termination of this Agreement. All other representations, warranties, covenants and agreements in this Agreement shall not survive consummation of the Merger or termination of this Agreement.

                  SECTION 8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, sent by overnight courier or telecopied (with a confirmatory copy sent by overnight courier) or sent by registered or certified mail, postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)      if to PEC, to

                                    Patterson Energy, Inc.
                                    4510 Lamesa Highway
                                    P.O. Box 1416
                                    Snyder, Texas 79550
                                    Attention:    Cloyce A. Talbott
                                                  Chairman and Chief Executive
                                                  Officer

                  with copies to:

                                    Thomas H. Maxfield, Esq.
                                    Baker & Hostetler LLP
                                    303 East 17th Avenue, Suite 1100
                                    Denver, Colorado 80203-1264

                  (b)      if to UTI, to

                                    UTI Energy Corp.
                                    1600 Greenpoint Park, Suite 225N
                                    Houston, Texas 77060
                                    Attention:    Vaughn E. Drum
                                                  President and Chief Executive
                                                  Officer

                  with copies to:

                                    Michael Conlon, Esq.
                                    Fulbright & Jaworski L.L.P.
                                    1301 McKinney
                                    Suite 5100
                                    Houston, TX 77010-3095

                  SECTION 8.3 Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated, and the words "hereof', "herein" and "hereunder" and similar terms refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context otherwise requires. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

                  SECTION 8.4 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

                  SECTION 8.5 Entire Agreement; No Third-Party Beneficiaries. This Agreement, (including any exhibits hereto) the PEC Disclosure Schedule, the UTI Disclosure Schedule and the Confidentiality Agreement dated as of the date of this Agreement between PEC and UTI, (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (b) except for the provisions of Section 5.11 (Indemnification; Directors and Officers Insurance) is not intended to confer upon any person other than the parties any rights or remedies hereunder; provided, however, that attorneys for the parties hereto may rely upon the representations and warranties contained herein and in the certificates delivered pursuant to Sections 6.2(b) and 6.3(b).

                  SECTION 8.6 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

                  SECTION 8.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

                  SECTION 8.8 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions be consummated as originally contemplated to the fullest extent possible.

                  SECTION 8.9 Enforcement of This Agreement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

                  SECTION 8.10 Jurisdiction and Venue. Each party hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the Western District of Texas or any court of the State of Delaware in any action, suit or proceeding arising from or in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein).

                  IN WITNESS WHEREOF, PEC and UTI have caused this Agreement to be signed by their respective officers thereunto duly authorized all as of the date first written above.


                                        PATTERSON ENERGY, INC.



                                        By:      /s/ Cloyce A. Talbott
                                           -------------------------------------
                                                 Cloyce A. Talbott
                                        Chairman and Chief Executive Officer



                                        UTI ENERGY CORP.



                                        By:      /s/ Vaughn E. Drum
                                           -------------------------------------
                                                 Vaughn E. Drum
                                        President and Chief Executive Officer

                                                                    EXHIBIT I(A)


Gentlemen:

                  I have been advised that as of the date hereof I may be deemed to be an "affiliate" of UTI Energy Corp., a Delaware corporation ("UTI"), as the term "affiliate" is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (together with the rules and regulations promulgated hereunder, the "Securities Act"), and/or (ii) used in and for purposes of Accounting Series, Releases 130 and 135, as amended, of the Commission. Pursuant to the terms of the Agreement and Plan of Merger, dated as of February 4, 2001(the "Merger Agreement"). UTI will be merged with and into Patterson Energy, Inc., a Delaware corporation ("PEC"), in consideration of Surviving Corporation Common Stock (as hereinafter defined), with PEC as the surviving corporation (the "Surviving Corporation").

                  As used herein, "UTI Common Stock" means the Common Stock, par value $0.001 per share, of UTI and "Surviving Corporation Common Stock" means the Common Stock, par value $0.01 per share, of PEC.

                  I represent, warrant, and covenant to PEC that in the event I receive any Surviving Corporation Common Stock as a result of the Merger:

                  A. I shall not make any sale, transfer or other disposition of any Surviving Corporation Common Stock acquired by me in the Merger in violation of the Securities Act.

                  B. I have carefully read this letter and the Merger Agreement and discussed their requirements and other applicable limitations upon my ability to sell, transfer, or otherwise dispose of Surviving Corporation Common Stock, to the extent I felt necessary, with my counsel or counsel for Surviving Corporation.

                  C. I have been advised that the issuance of Surviving Corporation Common Stock to me pursuant to the Merger has been or will be registered with the Commission under the Securities Act on a Registration Statement on Form S-4. However, I have also been advised that, because at the time the Merger will be submitted for a vote of the shareholders of UTI, I may be deemed to be an affiliate of UTI, the distribution by me of any Surviving Corporation Common Stock acquired by me in the Merger will not be registered under the Securities Act and that I may not sell, transfer, or otherwise dispose of any Surviving Corporation Common Stock acquired by me in the Merger unless
(i) such sale, transfer, or other disposition has been registered under the Securities Act, (ii) such sale, transfer, or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Securities Act, or (iii) in the opinion of counsel reasonably acceptable to Surviving



                                  EXH I(A) - 1

Corporation such sale, transfer, or other disposition is otherwise exempt from registration under the Securities Act.

                  D. I understand that Surviving Corporation is under no obligation to register under the Securities Act the sale, transfer, or other disposition by me or on my behalf of any Surviving Corporation Common Stock acquired by me in the Merger or to take any other action necessary in order to make an exemption from such registration available.

                  E. I also understand that stop transfer instructions will be given to Surviving Corporation's transfer agent with respect to Surviving Corporation Common Stock and that there will be placed on the certificates for any Surviving Corporation Common Stock acquired by me in the Merger, or any substitutions therefore, a legend stating in substance:

                           "The shares represented by this certificate were
                  issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares represented by this certificate may only be transferred in accordance with the terms of an agreement dated as of February 4, 2001, between the registered holder hereof and the issuer of this certificate, a copy of which agreement will be mailed to the holder hereof without charge within five days after receipt of written request therefore."

                  F. I also understand that unless the transfer by me of my Surviving Corporation Common Stock has been registered under the Securities Act or is a sale made in conformity with the provisions of Rule 145, Surviving Corporation reserves the right to put the following legend on the certificates issued to my transferred:

                           "The shares represented by this certificate have not
                  been registered under the Securities Act of 1933 and were acquired from a person who received such shares in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares may not be sold, pledged, or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act of 1933."

                  It is understood and agreed that the legends set forth in paragraph E and F above shall be removed by the delivery of substitute certificates without such legend if the undersigned shall have delivered to Surviving Corporation a copy of a letter from the staff of the Commission, or an opinion of counsel in form and substance reasonably satisfactory to Surviving Corporation, to the effect that such legend is not required for purposes of the Securities Act.

                  I understand that (a) Surviving Corporation will supply me with any information necessary to enable me to make routine sales of any Surviving Corporation Common Stock acquired by me in the Merger as may be permitted, by and in accordance with, the provisions of



                                  EXH I(A) - 2

Rule 144 under the Securities Act or any similar rule of the Commission hereafter applicable, and (b) Surviving Corporation will comply with all requirements of the Securities Exchange Act of 1934 rules and regulations promulgated thereunder, (the "Exchange Act") with respect to the filing by Surviving Corporation of annual, periodic and other reports on a timely basis in a manner sufficient to allow sales of any such Surviving Corporation Common Stock by me during the three year period following the Effective Time (as defined in the Merger Agreement) if such sales are otherwise permitted by law or regulation. Upon my written request, Surviving Corporation shall furnish me with a written statement representing that it has complied with the reporting requirements enumerated in Rule 144(c)(1), or if Surviving Corporation is not then subject to Section 13 or 15(d) of the Exchange Act, that it has made publicly available the information concerning Surviving Corporation required by Rule 144(c)(2).

                  I further represent to and covenant with PEC and the Surviving Corporation that I will not, within the 30 days prior to the Effective Time (as defined in the Agreement), sell, transfer, or otherwise dispose of any shares PEC Common Stock and that I will not sell, transfer, or otherwise dispose of any shares of Surviving Corporation Common Stock (whether or not acquired by me in the Merger) until after such time as results covering at least 30 days of post-closing combined operations have been published by PEC and the Surviving Corporation, in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q, or 8-K, or any other public filing or announcement which includes the combined results of operations. Furthermore, I understand that Surviving Corporation will give stop transfer instructions to its transfer agent in order to prevent the breach of the representations, warranties, and covenants made by me in this paragraph. I also understand that the Merger is intended to be treated for accounting purposes as a "pooling of interests," and I agree that, PEC advises me in writing that additional restrictions apply to my



                                  EXH I(A) - 3
ability to sell, transfer, or otherwise dispose of Surviving Corporation Common Stock in order to be entitled to use the pooling of interest accounting method, I will abide by such restrictions.

                                        Very truly yours,



                                        By:
                                           -------------------------------------
                                        Name:


Accepted this         day of
February ___, 2001


UTI ENERGY CORP.



By:
   -----------------------------------
Its:
    ----------------------------------


PATTERSON ENERGY, INC.



By:
   -----------------------------------
Its:
    ----------------------------------





                                  EXH I(A) - 4

                                                                    EXHIBIT I(B)


Gentlemen:

                  I have been advised that as of the date hereof I may be deemed to be an "affiliate" of Patterson Energy, Inc., Delaware corporation ("PEC"), as the term "affiliate" is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (together with the rules and regulations promulgated hereunder, the "Securities Act"), and/or (ii) used in and for purposes of Accounting Series, Releases 130 and 135, as amended, of the Commission. Pursuant to the terms of the Agreement and Plan of Merger, dated as of February 4, 2001 (the "Merger Agreement"), UTI Energy Corp. ("UTI"), a Delaware corporation, will be merged (the "Merger") with and into Patterson Energy, Inc., a Delaware corporation ("PEC"), in consideration of Surviving Corporation Common Stock (as hereinafter defined) with PEC as the Surviving Corporation (the "Surviving Corporation").

                  As used herein, "Surviving Corporation Common Stock" means the Common Stock, par value $0.01 per share, of Surviving Corporation.

                  I represent, warrant, and covenant to PEC that in the event I receive any Surviving Corporation Common Stock as a result of the Merger:

                  A. I shall not make any sale, transfer or other disposition of any Surviving Corporation Common Stock acquired by me in the Merger in violation of the Securities Act.

                  B. I have carefully read this letter and the Merger Agreement and discussed their requirements and other applicable limitations upon my ability to sell, transfer, or otherwise dispose of Surviving Corporation Common Stock, to the extent I felt necessary, with my counsel or counsel for PEC.

                  C. I have been advised that the issuance of Surviving Corporation Common Stock to me pursuant to the Merger has been or will be registered with the Commission under the Securities Act on a Registration Statement on Form S-4. However, I have also been advised that, because at the time the Merger will be submitted for a vote of the shareholders of UTI, I may be deemed to be an affiliate of PEC, the distribution by me of any Surviving Corporation Common Stock acquired by me in the Merger will not be registered under the Securities Act and that I may not sell, transfer, or otherwise dispose of any Surviving Corporation Common Stock acquired by me in the



                                  EXH I(B) - 1

Merger unless (i) such sale, transfer, or other disposition has been registered under the Securities Act, (ii) such sale, transfer, or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Securities Act, or (iii) in the opinion of counsel reasonably acceptable to Surviving Corporation such sale, transfer, or other disposition is otherwise exempt from registration under the Securities Act.

                  D. I understand that Surviving Corporation is under no obligation to register under the Securities Act the sale, transfer, or other disposition by me or on my behalf of any Surviving Corporation Common Stock acquired by me in the Merger or to take any other action necessary in order to make an exemption from such registration available.

                  E. I also understand that stop transfer instructions will be given to Surviving Corporation's transfer agent with respect to Surviving Corporation Common Stock and that there will be placed on the certificates for any Surviving Corporation Common Stock acquired by me in the Merger, or any substitutions therefore, a legend stating in substance:

                           "The shares represented by this certificate were
                  issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares represented by this certificate may only be transferred in accordance with the terms of an agreement dated as of February 4, 2001, between the registered holder hereof and the issuer of this certificate, a copy of which agreement will be mailed to the holder hereof without charge within five days after receipt of written request therefore."

                  F. I also understand that unless the transfer by me of my Surviving Corporation Common Stock has been registered under the Securities Act or is a sale made in conformity with the provisions of Rule 145, PEC reserves the right to put the following legend on the certificates issued to my transferred:

                           "The shares represented by this certificate have not
                  been registered under the Securities Act of 1933 and were acquired from a person who received such shares in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares may not be sold, pledged, or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act of 1933."

                  It is understood and agreed that the legends set forth in paragraphs E and F above shall be removed by the delivery of substitute certificates without such legend if the undersigned shall have delivered to Surviving Corporation a copy of a letter from the staff of the



                                  EXH I(B) - 2

Commission, or an opinion of counsel in form and substance reasonably satisfactory to Surviving Corporation, to the effect that such legend is not required for purposes of the Securities Act.

                  I understand that (a) Surviving Corporation will supply me with any information necessary to enable me to make routine sales of any Surviving Corporation Common Stock acquired by me in the Merger as may be permitted, by and in accordance with, the provisions of Rule 144 under the Securities Act or any similar rule of the Commission hereafter applicable, and
(b) PEC will comply with all requirements of the Securities Exchange Act of 1934 rules and regulations promulgated thereunder, (the "Exchange Act") with respect to the filing by Surviving Corporation of annual, periodic and other reports on a timely basis in a manner sufficient to allow sales of any such Surviving Corporation Common Stock by me during the three year period following the Effective Time (as defined in the Merger Agreement) if such sales are otherwise permitted by law or regulation. Upon my written request, Surviving Corporation shall furnish me with a written statement representing that it has complied with the reporting requirements enumerated in Rule 144(c)(1), or if Surviving Corporation is not then subject to Section 13 or 15(d) of the Exchange Act, that it has made publicly available the information concerning PEC required by Rule 144(c)(2).

                  I further represent to and covenant with PEC and the Surviving Corporation that I will not, within the 30 days prior to the Effective Time (as defined in the Agreement), sell, transfer, or otherwise dispose of any shares of PEC Common Stock and that I will not sell, transfer, or otherwise dispose of any shares of Surviving Corporation Common Stock (whether or not acquired by me in the Merger) until after such time as results covering at least 30 days of post-closing combined operations have been published by Surviving Corporation, in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q, or 8-K, or any other public filing or announcement which includes the combined results of operations. Furthermore, I understand that Surviving Corporation will give stop transfer instructions to its transfer agent in order to prevent the breach of the representations, warranties, and covenants made by me in this paragraph. I also understand that the Merger is intended to be treated for accounting purposes as "pooling of interests," and I agree that, if PEC advises me in writing that additional restrictions apply to my ability to sell, transfer, or otherwise dispose of Surviving Corporation Common Stock in order to be entitled to use the pooling of interest accounting method, I will abide by such restrictions.

                                             Very truly yours,



                                             By:
                                                --------------------------------
                                             Name:

Accepted this         day of
February ___, 2001.


PATTERSON ENERGY, INC.



By:
   -----------------------------------
Its:
    ----------------------------------




                                  EXH I(B) - 3

                                                                      EXHIBIT II


                             PATTERSON ENERGY, INC.

               UTI ENERGY CORP. STOCK OPTION ASSUMPTION AGREEMENT

                  AGREEMENT, dated as of ___________, 2001 (this "Agreement"), between Patterson Energy, Inc., a Delaware corporation ("PEI"), and ______________, an individual ("Participant").

                                    RECITALS:

                  UTI Energy Corp. ("UTI") and Participant have entered into one or more stock option agreements ("UTI Option Agreement") relating to options ("Options") granted to Participant under the UTI Stock Plans (as defined in the Merger Agreement hereinafter defined) pursuant to which Participant is presently entitled to purchase up to _____ shares of Common Stock of UTI as shown in the schedule attached to this Agreement.

         UTI and PEI, have entered into an Agreement and Plan of Merger dated as of February ___, 2001 (the "Merger Agreement"), pursuant to which UTI will merge with and into PEI in consideration to the UTI stockholders of shares of PEI Common Stock (the "Merger"). Pursuant to Section 5.7 of the Merger Agreement, at the Effective Time (as defined in the Merger Agreement) of the Merger, all options to acquire shares of UTI Common Stock outstanding immediately before the Effective Time shall be assumed by PEI.

                  By this Agreement, the parties desire to confirm the assumption contemplated by Section 5.7 of the Merger Agreement as it relates to Options granted under the UTI Stock Plans.

                                    AGREEMENT

                  PEI and Participant agree as follows:

                  1. ASSUMPTION OF OPTION. By this Agreement, PEI assumes, and Participant agrees to the assumption by PEI of, all of the obligations of UTI to Participant under the UTI Option Agreement except that:

                  (a) Each reference therein to "shares" shall mean shares of PEI Common Stock, $0.01 par value per share;

                  (b) Each reference therein to a number of shares shall be a reference to a number of shares determined by multiplying such number by 1.0 (the "Exchange Ratio);



                                 EXH II(B) - 1

                  (c) Each reference therein to an exercise price per share shall be a reference to a price determined by dividing the exchange price in the UTI Option Agreement by the Exchange Ratio; and

                  (d) Each reference therein to the Committee shall mean the Compensation Committee of the Board of Directors of PEI.

                  (The results of the computations in (b) and (c) above as applied to the Participant's Options presently outstanding under the UTI Stock Plans appear in the Schedule to this Agreement.)

                  2. UTI STOCK PLANS. By this Agreement, PEI assumes the UTI Stock Plans subject to the provisions of Section 1 above.

                  3. RECOGNITION OF VESTING, EXERCISES AND LAPSES. PEI acknowledges that upon assumption the Options will have the same terms and conditions as were applicable under the Options after giving effect to any existing provision in such Options or applicable UTI Stock Plans that provides for the automatic acceleration of vesting upon consummation of the Merer and a change in control of UTI, and Participant acknowledges that any lapses or exercises of Options thereunder to date shall be recognized.

                  4. REGISTRATION. Promptly following the date hereof, PEI will file a Registration Statement on Form S-8 under the Securities Act of 1933 with the Securities and Exchange Commission covering the Options being assumed hereunder by PEI and agrees to thereafter file a "reoffer prospectus" within the meaning of Instruction C-1 to Form S-8 with a Post-Effective Amendment to such Registration Statement if necessary in order to permit the reoffer or resale by Participant of PEI Common Stock acquired upon exercise of the Options.

                  5. MISCELLANEOUS. This Agreement shall be construed in accordance with the laws of the State of Texas. Except as required to give effect to this Agreement, PEI and Participant confirm the terms of the UTI Option Agreements.

                  IN WITNESS WHEREOF, PEI and Participant have caused this Agreement to be signed as of the date first above written.

                                        PATTERSON ENERGY, INC.


                                        By:
                                           -------------------------------------
                                        Name:


                                        ----------------------------------------
                                        Participant




                                 EXH II(B) - 2

                                   SCHEDULE TO

                          UTI Energy Corp. Stock Option
                 Assumption Agreement Dated ____________, 2001,
                                 between PEI and
                              ____________________

                                                                                                         Options on
                                                                                                         PEI Common
                                 Options on UTI Common Stock                                               Stock
  -------------------------------------------------------------------------------------------     -----------------------
                                                                                                    No. of
                                                                                                    Shares
                                            No. of Shares                      No. of Shares      Underlying
                     Date        Term of      Underlying     Price at which   Available as of      Options
  Name of Plan      Granted      Option    Options Granted       Granted          __/__/01         Assumed          Price
  ------------      -------      -------   ---------------   --------------   ---------------     ----------        -----

                                                                 $______                                            $______



                                 EXH II(B) - 3

                  Exhibits and Schedules omitted pursuant to
                      Item 601(b)(2) of Regulation S-K.